                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


[X]      Filed by the Registrant
[_]      Filed by a Party other than the Registrant

         Check the appropriate box:

[_]      Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[_]      Definitive Additional Materials
[_]      Soliciting Material Pursuant to ss. 240.14a-12

Wells Fargo & Company

---------------------------------
(Name of Registrant as Specified in its Charter)

--------------------------------------
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:
                                                                     -----------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):

         -----------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:
                                                         -----------------------
     5)  Total fee paid:
                        --------------------------------------------------------
[_]      Fee paid previously by written preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)  Amount Previously Paid:
                                    --------------------------------------------
         2)  Form Schedule or Registration Statement No.:
                                                         -----------------------
         3)  Filing Party:
                          ------------------------------------------------------
         4)  Date Filed:
                        --------------------------------------------------------

                        [LOGO OF WELLS FARGO & COMPANY]

                                March 21, 2001

Dear Stockholder:

   The annual meeting of stockholders will be held on Tuesday, April 24, 2001, at 1:00 p.m., Pacific daylight time, in the Penthouse Boardroom, 420 Montgomery Street, San Francisco, California.

   At the annual meeting, you will be asked to elect directors, to approve an increase in the number of shares of authorized common stock, to ratify the appointment of independent auditors for the year 2001, and to vote on a stockholder proposal relating to cumulative voting in the election of directors.

   For reasons explained in the accompanying proxy statement, the Board of Directors recommends that you vote FOR the first three proposals and AGAINST the proposal relating to cumulative voting.

   We hope that you will be able to attend the meeting. If you have a disability and need an accommodation in order to attend the meeting, please contact the Corporate Secretary, at least one week in advance of the meeting, at Wells Fargo Center, MAC #N9305-173, Sixth and Marquette, Minneapolis, Minnesota 55479, telephone 612-667-8655. Whether or not you expect to attend, to make sure that your vote is received, please complete, sign, and return your proxy card in the enclosed envelope, or vote by telephone or via the Internet (see the instructions on the proxy card). Thank you for your interest in the Company.

                                          Sincerely,

                                          /s/ Richard M. Kovacevich

                                          Richard M. Kovacevich

                                          President and Chief Executive
                                          Officer


                       ---------------------------------

     Please sign  and  date the  enclosed  proxy card  and  return it
        promptly  in  the   accompanying  envelope  regardless  of
            whether you  plan to  attend the  meeting. You  may
               later  decide  to  vote  in  person  at  the
                  meeting, or you  may revoke your proxy
                      for any  other  reason  at  any
                         time before it is voted.

                       ---------------------------------


                  [LOGO OF WELLS FARGO & COMPANY STAGECOACH]

                        [LOGO OF WELLS FARGO & COMPANY]

                   Notice of Annual Meeting of Stockholders
                                April 24, 2001

To the Holders of
Common Stock of Wells Fargo & Company:

   The annual meeting of stockholders of Wells Fargo & Company (the "Company") will be held in the Penthouse Boardroom, 420 Montgomery Street, San Francisco, California, on Tuesday, April 24, 2001, at 1:00 p.m., Pacific daylight time. The purpose of the meeting is to:

  1.  Elect directors.

  2. Vote on a proposal to amend the Company's Restated Certificate of Incorporation to increase the number of shares of authorized common stock from 4,000,000,000 to 6,000,000,000.

  3. Vote on a proposal to ratify the appointment by the Board of Directors of KPMG LLP to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 2001.

  4. Vote on a stockholder proposal requesting the Board of Directors to provide for cumulative voting for directors.

  5.  Act on any other matters that may properly come before the meeting.

   The Board recommends that stockholders vote FOR the director nominees named in the accompanying proxy statement, FOR Items 2 and 3 and AGAINST Item 4.

   Only holders of common stock at the close of business on March 6, 2001, may vote at the annual meeting or at any adjournment thereof. A list of stockholders of record who may vote at the meeting will be available during business hours for any stockholder of the Company to examine for any purpose relevant to the meeting. The list will be available for at least ten days before the meeting at the office of the General Counsel of the Company, 633 Folsom Street, San Francisco, California.

                                          By Order of the Board of Directors,


                                          /s/ Laurel A. Holschuh

                                          Laurel A. Holschuh

                                          Secretary

March 21, 2001

                               Table of Contents

                          Page No.
                          --------
About the Annual
 Meeting................      1
Stock Ownership.........      4
Item 1--Election of
 Directors..............      6
The Board of Directors
 and Committees.........     10
Executive Compensation
 (How the Company Pays
 Its Executive
 Officers)..............     17
Stock Performance.......     22
Compensation Tables and
 Information............     23
Other Information About
 Directors and Executive
 Officers...............     31
Item 2--Approve Increase
 in Authorized Common
 Stock..................     35
Item 3--Appointment of
 Independent Auditors...     37
Item 4--Stockholder
 Proposal Relating to
 Cumulative Voting......     38
Additional Information..     40
Exhibit A--Wells Fargo &
 Company Audit and
 Examination Committee
 Charter ...............    A-1

                             420 Montgomery Street
                        San Francisco, California 94104

                         -----------------------------

                                Proxy Statement

                         -----------------------------

   The Board of Directors of Wells Fargo & Company is soliciting proxies from its stockholders to be used at the annual meeting on Tuesday, April 24, 2001. This proxy statement contains information related to the annual meeting.

   In November 1998, Norwest Corporation changed its name to "Wells Fargo & Company" upon the merger (the "Merger") of the former Wells Fargo & Company (the "former Wells Fargo") into a wholly owned subsidiary of Norwest Corporation. Norwest Corporation as it existed prior to the Merger is referred to as the "former Norwest." As used in this proxy statement, the "Company" refers to the corporation named Norwest Corporation before the Merger and now named Wells Fargo & Company.

   This proxy statement and the accompanying proxy card were mailed to stockholders of the Company beginning on or about March 21, 2001.

                           ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

   At the annual meeting, stockholders will be asked to elect directors, to approve an increase in the number of shares of the Company's authorized common stock, to ratify the appointment of independent auditors for the year 2001, and to vote on a stockholder proposal recommending that the Company adopt cumulative voting in the election of directors.

Will stockholders be asked to vote on any other matters?

   As far as the Company's Board of Directors and management know, stockholders at the meeting will vote only on the matters described in this proxy statement. However, if any other matters properly come before the meeting, the persons named as proxies for stockholders will vote on those matters in the manner they consider appropriate.

Who is entitled to vote at the annual meeting?

   Only stockholders of record at the close of business on March 6, 2001 may vote at the meeting. On March 6, 2001, the record date for the meeting, there were 1,716,374,316 shares of common stock outstanding. Each outstanding share is entitled to one vote.

What are the Board's recommendations on how to vote my shares?

   The Board recommends that stockholders vote:

  .  FOR the election of directors named in this proxy statement (Item 1).

  . FOR the increase in the number of shares of the Company's authorized common stock (Item 2).

  . FOR the ratification of the appointment of KPMG LLP as independent auditors for the year 2001 (Item 3).

  .  AGAINST the stockholder proposal relating to cumulative voting (Item 4).

How do I vote? May I vote by telephone or electronically?

   You may vote your shares of common stock in person at the annual meeting or by proxy by returning your signed proxy card. If your shares of common stock are voted by proxy, the shares will be voted as you instruct. If you do not give any voting instructions on your proxy card, your shares will be voted by the persons named in the proxy card by following the Board's recommendations given above.

   You may also vote your shares by proxy by telephone or electronically through the Internet. The deadline for voting by telephone or electronically is 12 noon, Central daylight time, on April 23, 2001.

May I change my vote after I return my proxy card?

   You may revoke your signed proxy card at any time before it is voted--either by signing and returning a proxy card with a later date or by attending the annual meeting in person and voting your shares by ballot at the meeting. If you have voted your shares by telephone or electronically, you may revoke your prior telephone or electronic vote by recording a different vote, or by signing and returning a proxy card dated as of a date that is later than your last telephone or electronic vote.

How do I vote my shares held in the Company's 401(k) Plan or Stock Purchase Plan or in the Wells Fargo Financial Thrift and Profit Sharing Plan?

   Whether you participate in the Company's 401(k) Plan or its Stock Purchase Plan, or both plans, you will have received with a copy of this proxy statement a single instruction and proxy card that reflects all shares you may vote under each of these plans. If you are an employee of a Wells Fargo Financial subsidiary of the Company, who participates in its Thrift and Profit Sharing Plan (the "WFF Thrift Plan") and has elected to invest any portion of your WFF Thrift Plan account in the Company's common stock, you also will have received with a copy of this proxy statement an instruction card that reflects all shares you may vote under this plan. Under the terms of the Company's 401(k) Plan and the WFF Thrift Plan, all shares held by the 401(k) Plan and the WFF Thrift Plan are voted, in the case of the 401(k) Plan by Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee"), or, in the case of the WFF Thrift Plan by The Chase Manhattan Bank as trustee (the "Thrift Plan Trustee"), but you have the right to instruct the Trustee or the Thrift Plan Trustee (as applicable) to vote any shares of the Company's common stock allocable to your 401(k) Plan or your WFF Thrift Plan account as of March 6, 2001, the record date for the annual meeting. Under the Stock Purchase Plan, you may vote all your Stock Purchase Plan shares directly. You may instruct the Trustee how to vote your 401(k) Plan shares and/or vote your Stock Purchase Plan shares or instruct the Thrift Plan Trustee how to vote your WFF Thrift Plan shares by marking and returning the 401(k) Plan and Stock Purchase Plan instruction and proxy card or the WFF Thrift Plan instruction card. In the case of the Company's 401(k) Plan and the Stock Purchase Plan only, you may also give your voting instructions by telephone or electronically by using the Internet following the instructions on the card. The deadline for giving your voting instructions to the Trustee or the Thrift Plan Trustee and for voting your Stock Purchase Plan shares, whether by returning your card, by telephone, or electronically, is 12 noon, Central daylight time, on April 19, 2001. With respect to your 401(k) Plan or WFF Thrift Plan shares only, the Trustee or the Thrift Plan Trustee (as applicable) will have the votes from all participants received by the deadline tabulated and will determine the ratio of votes for and against each item. The Trustee or the Thrift Plan Trustee will then vote all shares held in the 401(k) Plan or the WFF Thrift Plan according to these ratios.

Who pays the cost for soliciting proxies?

   The cost of soliciting proxies will be paid by the Company. The Company has retained Georgeson Shareholder Communications Inc. to aid in the solicitation for a fee of $15,000 plus out-of-pocket expenses. Proxies may also be solicited by employees and directors of the Company by mail, telephone, fax, e-mail, or in person.

What vote is required to approve each item?

    . To Elect Directors:        Under Delaware law, directors are elected by a
                                 plurality of the shares voted, so the 18
                                 nominees receiving the greatest number of
                                 votes will be elected.

    . To Approve the Increase in Delaware law requires the affirmative vote of
      Authorized Shares of       a majority of all outstanding shares of common
      Common Stock:              stock.

    . To Approve Other Matters:  Delaware law requires the affirmative vote of a majority of the shares represented and entitled to vote at the meeting to approve the appointment of independent auditors (Item 3), and the stockholder proposal relating to cumulative voting (Item 4).

How is the vote counted?

   A quorum consisting of the holders of a majority of the outstanding shares of common stock on the record date must be present in person or represented by proxy for the transaction of business at the annual meeting. Shares present in person at the meeting that are not voted for a director nominee or shares present by proxy where the stockholder has withheld authority to vote for a nominee will be counted in determining whether a quorum is present, but will not count toward a nominee's plurality. Shares properly voted as "ABSTAIN" on a particular matter are considered as shares present at the meeting for quorum purposes but are treated as having voted against the matter.

   If a stockholder holds shares through a broker, stock exchange rules prohibit a broker from voting shares held in a brokerage account on some proposals (a "broker non-vote") unless the beneficial owner has given voting instructions to the broker. Shares that are subject to a broker non-vote are counted for determining the quorum but not as having voted. Under New York Stock Exchange rules, a member broker may not vote in its discretion on Item 4, the stockholder proposal being presented at the annual meeting.

Is my vote confidential?

   It is the Company's policy that all stockholder meeting proxies, ballots, and voting records that identify the vote of a particular stockholder are confidential. The vote of any stockholder will not be disclosed to any third party before the final vote count at the annual stockholders' meeting except
(i) to meet legal requirements; (ii) to assert claims for or defend claims against the Company; (iii) to allow the inspectors of election to certify the results of the stockholder vote; (iv) if a proxy solicitation in opposition to the Board of Directors takes place; or (v) to respond to stockholders who have written comments on proxy cards or who have requested disclosure. Inspectors of election and those who count stockholder votes may not be employees of the Company but may be employees of an affiliated bank who have been instructed to comply with this policy.

                                STOCK OWNERSHIP

Does any stockholder own more than 5% of the Company's common stock?

   The Company does not know of any person or group that beneficially owned more than 5% of its common stock on December 31, 2000. A person is the beneficial owner of securities, as defined by the Securities and Exchange Commission, if he or she has or shares voting or investment power for such securities or has the right to obtain beneficial ownership within 60 days after such date.

How much stock do the Company's directors and executive officers own?

   The table below shows for current directors, executive officers named in the Summary Compensation Table on page 23 of this proxy statement, and all directors and executive officers as a group, the shares of common stock beneficially owned as of February 28, 2001 unless otherwise indicated and phantom common shares credited to plan accounts as of January 1, 2001.

                                       Amount and Nature of Ownership(1)
                          ------------------------------------------------------------
                                (a)                (b)              (c)         (d)
                                           Options Exercisable
                          Shares of Common  within 60 Days of    Phantom
          Name             Stock(2)(3)(4)        2/28/01       Shares(5)(6)   Total
------------------------  ---------------- ------------------- ------------ ----------
Les Biller                     453,953          1,503,082        222,277     2,179,312
J.A. Blanchard III               1,941              3,613         11,229        16,783
Michael R. Bowlin                1,067             22,773          1,537        25,377
David A. Christensen            21,164              3,613         71,082        95,859
Terri A. Dial                  191,019            685,327         10,986       887,332
Spencer F. Eccles            3,039,473            525,783             --     3,565,256
C. Webb Edwards                 36,846            506,483         13,850       557,179
Susan E. Engel                   1,000              3,613          5,590        10,203
Paul Hazen                   1,277,085            751,755          6,292     2,035,132
David A. Hoyt                   52,419            485,761          4,331       542,511
Robert L. Joss                 216,513              2,848             --       219,361
Reatha Clark King               16,888              3,613         11,944        32,445
Richard M. Kovacevich        1,431,637          2,542,080        114,887     4,088,604
Richard D. McCormick            23,567              3,613         26,482        53,662
Cynthia H. Milligan              6,463              3,613          8,195        18,271
Benjamin F. Montoya              1,029              3,613         13,558        18,200
Philip J. Quigley               17,487             37,953         12,829        68,269
Donald B. Rice                  73,357             18,613         11,013       102,983
Judith M. Runstad                3,686              8,233             --        11,919
Susan G. Swenson                 2,157             25,293          7,036        34,486
Chang-Lin Tien                   2,656                 --         38,263        40,919
Michael W. Wright                8,337              3,613         31,720        43,670
All directors and
 executive officers as a
 group (36 individuals)      8,479,425         11,099,444        925,351    20,504,220

--------
(1) Each individual and all directors and executive officers as a group own less than 1% of the Company's outstanding shares of common stock. Except as may otherwise be stated in the footnotes below, each director and executive officer has sole voting and investment power for all shares of common stock shown opposite his or her name.

(2) Includes shares of restricted stock held by the following executive officers: Les Biller, 8,000 shares; Richard M. Kovacevich, 81,434 shares.

(3) Amounts include shares of common stock allocated to the accounts of executive officers and three directors under the Wells Fargo & Company 401(k) Plan as of January 1, 2001.

(4) For the following directors and executive officers and for all directors and executive officers as a group, the share amounts shown in column (a) of the table include certain shares over which they may have shared voting and investment power: Les Biller, 137,013 shares held by his spouse directly or as trustee and 21,275 shares held in a trust of which he is a beneficiary; Michael R. Bowlin, 1,067 shares held in a trust for which he is co-trustee; Spencer F. Eccles, a total of 2,172,158 shares held in a foundation of which he is a director, in trusts of which he is a trustee, under powers of attorney granted to him or as to which he otherwise has or shares voting or investment power; Reatha Clark King, 2,102 shares held in a Keogh plan and 1,312 shares held jointly with her spouse; Richard M. Kovacevich, 1,880 shares held by his spouse and 3,242 shares held in trusts for his children for which he is co-trustee; Philip
     J. Quigley, 17,487 shares held in a trust for which he is co-trustee; Donald B. Rice, 39,000 shares held in a Keogh plan and 1,520 shares held by his spouse; Judith M. Runstad, 2,000 shares held by her spouse; for all directors and executive officers as a group, 407,877 shares held for or with members of their immediate families and 249,849 shares held in trust.

(5) Amounts include phantom shares credited to the accounts of executive officers as of January 1, 2001, pursuant to deferrals made under the terms of various compensation and deferral plans maintained by the Company.

(6) Amounts include phantom shares credited to the accounts of directors as of January 1, 2001, pursuant to deferrals made under the terms of various compensation and deferral plans for the directors described below under the heading "Director Compensation."

                         ITEM 1--ELECTION OF DIRECTORS

Directors Standing for Election

   The Board has set 18 directors as the number to be elected at the annual meeting and has nominated the individuals named below. All nominees are currently directors of the Company.

   Directors are elected to hold office until the next annual meeting and until their successors are elected and qualified. All nominees have informed the Company that they are willing to serve as directors. If any nominee is no longer a candidate for director at the annual meeting, the proxyholders will vote for the rest of the nominees and may vote for a substitute nominee in their discretion.

   Biographical information about each director appears below. Except for information about his stock ownership and certain loan and other transactions, no information is being given about Paul Hazen, who is retiring as a director at the 2001 annual meeting.

[PHOTO]
                Leslie S. Biller Mr. Biller, 53, is vice chairman and chief operating officer of the Company. He served as president and chief operating officer of the former Norwest from February 1997 to November 1998 and as executive vice president and head of South Central Community Banking from 1990 until February 1997. Mr. Biller is also a director of Ecolab Inc. He became a director of the former Norwest in 1997.


[PHOTO]
                J. A. Blanchard III Mr. Blanchard, 58, became chairman and chief executive officer of eFunds Corporation in Scottsdale, Arizona in June 2000 and continued to serve as chairman, president, and chief executive officer of Deluxe Corporation, a position he held from May 1995 until December 2000. eFunds Corporation, a spin-off corporation of Deluxe Corporation, offers electronic payment, payment protection, and related services to the financial and retail industries. Mr. Blanchard is also a director of eFunds Corporation and ADC Telecommunications Inc. He became a director of the former Norwest in 1996.


[PHOTO] Michael R. Bowlin Mr. Bowlin, 58, served as chairman and chief executive officer of Atlantic Richfield Company ("ARCO"), an integrated petroleum products company in Los Angeles, California, from July 1995 until his retirement in April 2000. Mr. Bowlin also serves as a director of Edwards Lifesciences Corporation. He became a director of the former Wells Fargo in 1996.


[PHOTO]

                David A. Christensen Mr. Christensen, 65, served as president and chief executive officer of Raven Industries, Inc., a diversified manufacturer of plastics, electronics, and special-fabric products in Sioux Falls, South Dakota, from 1971 until his retirement in August 2000 and continues to serve as a director. He also serves as a director of Beta Raven, Inc., Medcomp Software, Inc., and Xcel Energy.
                Mr. Christensen became a director of the former Norwest in 1977.

[PHOTO]
                Spencer F. Eccles Mr. Eccles, 66, became chairman of the Company's Intermountain Banking Region and a director of the Company in October 2000. Prior to that date, he served as chairman and chief executive officer of First Security Corporation from January 1982 until October 2000, when it merged with a wholly-owned subsidiary of the Company. Mr. Eccles also serves as a director of Union Pacific Corporation, and he is a trustee of Intermountain Health Care.


[PHOTO] Susan E. Engel Ms. Engel, 54, became chairwoman and chief executive officer of Department 56, Inc., a designer and marketer of collectibles and specialty giftware in Eden Prairie, Minnesota, in November 1996. She had been president and chief operating officer of the company from September 1994 until November 1996. Ms. Engel also serves as a director of Department 56, Inc. and SUPERVALU INC. She became a director of the former Norwest in 1998.


[PHOTO]
                Robert L. Joss Mr. Joss, 59, became Philip H. Knight professor and dean of the Graduate School of Business at Stanford University in September 1999. From 1993 to 1999, he served as chief executive officer and managing director of Westpac Banking Corporation, Australia's second largest banking organization. Prior to joining Westpac, Mr. Joss held a variety of positions at Wells Fargo Bank, N.A., including vice chairman from 1986 to 1993. He is also a director of BEA Systems, Inc. and E.piphany, Inc. Mr. Joss became a director of the Company in 1999.


[PHOTO] Reatha Clark King Dr. King, 62, has been president and executive director of the General Mills Foundation, a corporate foundation in Minneapolis, Minnesota, since 1988. She also serves as a vice president of General Mills, Inc., with responsibility for its citizenship programs. She is a director of Exxon Mobil Corporation, H.B. Fuller Company, and Minnesota Mutual Companies, Inc. Dr. King became a director of the former Norwest in 1986.


[PHOTO] Richard M. Kovacevich Mr. Kovacevich, 57, is president and chief executive officer of the Company. From January 1993 to November 1998 he served as chief executive officer of the former Norwest. During that time he also served as president through January 1997 and as chairman from May 1995 to November 1998. Mr. Kovacevich also serves as a director of Cargill, Incorporated and Target Corporation. Mr. Kovacevich became a director of the former Norwest in 1986.

[PHOTO] Richard D. McCormick Mr. McCormick, 60, served as chairman of the board of U S WEST, Inc., a telecommunications and data networking company in Denver, Colorado, from June 1998 until his retirement in 1999. From May 1992 to June 1998, he had been chairman, president, and chief executive officer of U S WEST, Inc. Mr. McCormick also serves as a director of Concept Five Technologies and Health Trio, Inc., United Airlines Corporation, and United Technologies Corporation. He became a director of the former Norwest in 1983.


[PHOTO] Cynthia H. Milligan Ms. Milligan, 54, became dean of the College of Business Administration at the University of Nebraska-Lincoln in June 1998. From 1991 to 1998, she was president and chief executive officer of Cynthia Milligan & Associates in Lincoln, Nebraska, a consulting firm to financial institutions. Ms. Milligan also serves as a director of Gallup, Inc., InfoUSA Inc., and Calvert Funds and as a trustee of the W. K. Kellogg Foundation. She became a director of the former Norwest in 1992.


[PHOTO] Benjamin F. Montoya Mr. Montoya, 65, served as chairman and chief executive officer of Public Service Company of New Mexico, a public utility in Albuquerque, New Mexico, until his retirement in October 2000. From 1993 until June 2000, he had been president and chief executive officer. He had also served as chairman of the board since June of 1999. He is also a director of Brown and Caldwell, The Environmental Company, Furrs Corp., Jacobs Engineering Group, Inc., and Public Service Company of New Mexico. Mr. Montoya became a director of the former Norwest in 1996.


[PHOTO] Philip J. Quigley Mr. Quigley, 58, had been chairman, president, and chief executive officer since 1994 of Pacific Telesis Group, a telecommunications holding company, until his retirement in December 1997. He also serves as a director of SRI International, Nuance Communications, Inc., Vina Technologies, Inc., and as an advisory director of Thomas Weisel Partners LLC. Mr. Quigley became a director of the former Wells Fargo in 1994.


[PHOTO] Donald B. Rice Mr. Rice, 61, has been president, chief executive officer, and a director of UroGenesys, Inc., a biotechnology research and development company in Santa Monica, California, since 1996. He was president, chief operating officer, and a director of Teledyne, Inc. from 1993 to 1996. He is also a director and serves as chairman of the board of Scios, Inc., and as a director of Amgen Inc., Vulcan Materials Company, and Unocal Corporation. Mr. Rice served as a director of the former Wells Fargo from 1980 to 1989, and rejoined the board of the former Wells Fargo in 1993.

[PHOTO] Judith M. Runstad Ms. Runstad, 56, is of counsel to Foster Pepper & Shefelman PLLC, a law firm in Seattle, Washington, and was a partner of the firm from 1979 to 1998. She specializes in real estate development, land use, and environmental law. She is also a director of SAFECO Corporation and Potlatch Corporation. Ms. Runstad became a director of the former Wells Fargo in May 1998.


[PHOTO] Susan G. Swenson Ms. Swenson, 52, became president and chief operating officer of Leap Wireless International, a wireless communications carrier in San Diego, California, in July 1999. From 1994 to 1999, she was president and chief executive officer of Cellular One, a cellular telecommunications company in South San Francisco, California. She is also a director of General Magic, Inc. and Palm, Inc. Ms. Swenson became a director of the former Wells Fargo in 1994.


[PHOTO] Chang-Lin Tien Mr. Tien, 65, holds the University Professor Statewide Chair and the NEC Distinguished Professor of Engineering Chair at the University of California, Berkeley, where he was chancellor from 1990 to 1997. He is also a director of Chevron Corporation and Shanghai Commercial Bank Limited. Mr. Tien became a director of the former Wells Fargo in 1990.


[PHOTO]
                Michael W. Wright Mr. Wright, 62, served as chairman, president, and chief executive officer of SUPERVALU INC., a food distributor and retailer headquartered in Minneapolis, Minnesota, from 1982 until June 2000, and continues to serve as chairman and chief executive officer. He is also a director of Cargill, Incorporated, Honeywell International Inc., S. C. Johnson & Son, Inc., and SUPERVALU INC. Mr. Wright became a director of the former Norwest in 1991.

                     THE BOARD OF DIRECTORS AND COMMITTEES

Meetings of the Board

   The Board of Directors held six regular meetings and two special meetings during 2000. The Board has established committees, including committees with audit, compensation, and nominating responsibilities, that also met during 2000. Director attendance at these meetings averaged 92% during 2000. Each director except Mr. Tien, due to health reasons, attended 75% or more of the total number of Board and committee meetings on which he or she served.

Committees of the Board

   Audit and Examination Committee

   Members:              Philip J. Quigley (Chair)    Benjamin F. Montoya
                         J. A. Blanchard III          Judith M. Runstad
                         Reatha Clark King            Susan G. Swenson
                         Cynthia H. Milligan          Chang-Lin Tien

   Purpose: Assists the Board of Directors in fulfilling its responsibilities to oversee management activities related to internal control, accounting, and financial reporting policies and auditing practices.

                         Reviews the independence of the outside auditors and the objectivity of internal auditors and the adequacy and reliability of disclosures to stockholders.

                         Performs the audit committee and fiduciary audit committee functions on behalf of the Company's bank subsidiaries in accordance with federal banking regulations.

   Number of Meetings in 2000:
                         Three

   Board Affairs Committee

   Members:              Donald B. Rice (Chair)       Philip J. Quigley
                         J. A. Blanchard III          Susan G. Swenson
                         David A. Christensen         Michael W. Wright
                         Cynthia H. Milligan

   Purpose: Provides advice and assistance relating to corporate governance, the organization and function of the Board and its committees, selection of members for the Board and appointments to its committees, and director compensation.

                         Reviews and makes recommendations on matters relating to the effectiveness of the Board, including the Board meeting schedule, its agenda, and information provided to the Board.

                         The Committee Chair also contributes to the agenda for, and presides at executive sessions of the Board at which management directors are not present other than sessions involving executive compensation, at which the Chair of the Human Resources Committee presides.

                         As part of its nominating responsibilities, the Board Affairs Committee will consider qualified nominees recommended by a stockholder if the recommendation is made in writing to the Secretary of the Company no later than the December 31 before the annual meeting. Any recommendation must include sufficient information to enable the Committee to evaluate the qualifications of the proposed nominee.

   Number of Meetings in 2000:
                         Two

   Credit Committee

   Members:              David A. Christensen (Chair) Reatha Clark King
                         J.A. Blanchard III           Philip J. Quigley
                         Spencer F. Eccles            Susan G. Swenson
                         Susan E. Engel               Michael W. Wright
                         Robert L. Joss

   Purpose: Reviews credit policies and examination reports, trends in domestic and international loans outstanding, and the adequacy of the allowance for credit losses.

   Number of Meetings in 2000:
                         Three

   Finance Committee

   Members:              Richard D. McCormick (Chair) Benjamin F. Montoya
                         Michael R. Bowlin            Judith M. Runstad
                         Spencer F. Eccles            Chang-Lin Tien
                         Susan E. Engel

   Purpose: Reviews and reports to the Board on strategies for achieving financial objectives, financial performance, proposed debt and equity issues, dividends, various funding requirements, and certain capital expenditures.

                         Reviews policies and procedures and status of financial risk management programs regarding investment portfolio composition, interest sensitivity and liquidity, capital funding and debt structures, and derivatives usage.

   Number of Meetings in 2000:
                         Four

   Human Resources Committee

   Members:              Michael W. Wright (Chair)    Robert L. Joss
                         Michael R. Bowlin            Richard D. McCormick
                         David A. Christensen         Donald B. Rice
                         Susan E. Engel

   Purpose: Approves compensation arrangements for senior management, other than those administered by the
                         Section 162(m) Committee.

                         Recommends adoption of benefit and compensation plans to the Board and approves plan awards to senior management.

                         Monitors and evaluates management succession plans.

                         The Committee Chair also coordinates the evaluation of the Chief Executive Officer and presides at executive sessions of the Board at which this evaluation is discussed.

   Number of Meetings in 2000:
                         Three

   Section 162(m) Committee

   Members:              Michael W. Wright (Chair)    Susan E. Engel
                         Michael R. Bowlin            Richard D. McCormick
                         David A. Christensen         Donald B. Rice

   Purpose: Establishes performance goals at the beginning of each fiscal year and awards incentive compensation under the Company's Performance-Based Compensation Policy for executive officers who achieve these goals.

                         Also determines stock-based compensation awards to executive officers under the Company's Long-Term Incentive Compensation Plan.

                         Members of this Committee are all members of the Human Resources Committee who qualify as outside directors under Section 162(m) of the Internal Revenue Code and related Internal Revenue Service ("IRS") regulations. Robert L. Joss, who is a member of the Human Resources Committee, is not a member of the Section 162(m)

                         Committee because he was an officer of the former Wells Fargo during a period that ended in 1993, and thus not a qualified outside director under IRS rules.

   Number of Meetings in 2000:
                         One
Director Compensation

   Annual Compensation. The annual retainer for non-employee directors is paid in the form of cash and shares of common stock. Currently half of the annual retainer for non-employee directors is paid in common stock under the 1999 Directors Formula Stock Award Plan discussed below. Within five years after joining the Board, directors are expected to own Company common stock having a value equal to five times the cash portion of the annual retainer.

   Each non-employee director who served on the Board of the Company during 2000 received a cash retainer at an annual rate of $32,000 plus $1,500 for each Board or committee meeting attended. Effective January 1, 2001, the annual cash retainer was set at $35,000. For the period January 1 through March 31, 2000, the Chairs of the Audit and Examination, Board Affairs, Credit, Finance, and Human Resources Committees were paid an additional annual fee of $5,000. Effective April 1, 2000, this fee was increased to $10,000.

   Directors Formula Stock Award Plan. Under the 1999 Directors Formula Stock Award Plan, a non-employee director who has served on the Board for at least the month of April in any year and is re-elected as a director at the annual meeting of stockholders held that year or who is elected to the Board before September 30 in that year will receive as of the date of his or her election an award of shares of Company common stock (worth $32,000 in 2000). Non-employee directors who are elected to the Board at other times and who attend at least one meeting receive an award of Company stock equal to one-half of the full award ($16,000 in 2000). Effective January 1, 2001, the foregoing awards under the Directors Formula Stock Award Plan were increased to $35,000 and $17,500, respectively. For their service on the Board for 2000, all current non-employee directors received 749 shares of common stock under this plan as of April 25, 2000, except for Robert L. Joss, who joined the Board on October 1, 1999. He received, as of April 25, 2000, 1,123 shares of common stock under this plan for his service on the Board for 1999-2000.

   Directors Stock Option Plan. Under the 1999 Directors Stock Option Plan, each non-employee director elected or re-elected at the annual meeting of stockholders receives an option, having for 2000 a Black-Scholes value of $25,000, to purchase Company common stock at an option exercise price equal to the market value of the common stock as of the date of the meeting. Effective January 1, 2001, the Black-Scholes value of the option was set at $50,000. Non-employee directors joining the Board at other times receive stock options with a prorated value. The options become exercisable six months after grant and remain exercisable for ten years. Directors who exercise an option under the plan by delivering shares of previously owned common stock or shares purchased in the market are granted a reload option. A reload option allows the director to purchase the same number of whole shares of common stock, at their fair market value on the date the original option was exercised, as were used to pay the option exercise price. A reload option is exercisable at any time during the remaining term of the original option. Under this plan, all current non-employee directors received options to purchase 1,755 shares of common stock at $42.75 per share as of April 25, 2000.

   Deferral Plan. Non-employee directors may defer all or part of their annual retainer, meeting fees, formula stock awards, and gains from the exercise of stock options using previously owned stock. The annual retainer and meeting fees may be deferred into either an interest-bearing account or phantom shares of Company common stock with dividends reinvested. All other deferrals may be made only into phantom shares of Company common stock with the reinvestment of dividends. Deferred amounts are paid in the same form in which they are invested, either in a lump sum or in installments, at the election of the director.

   Agreements and Other Transactions with Certain Directors.

   Spencer F. Eccles. The Company entered into an employment agreement with Spencer F. Eccles, the former chairman and chief executive officer of First Security Corporation ("First Security"), effective upon completion of the Company's acquisition of First Security on October 25, 2000 (the "Effective Date"). Under the terms of his employment agreement, Mr. Eccles will serve as the Chairman of the Company's Intermountain Banking Region in Salt Lake City, Utah from the Effective Date through August 2002. During this period, he will also serve as a director of the Company, subject to the Company's retirement policy.

   From the Effective Date until the Company's 2002 annual meeting, Mr. Eccles will receive (i) an annual base salary no less than his annual base salary in effect immediately prior to April 9, 2000 (the date of the Company's acquisition agreement with First Security) and (ii) an annual cash bonus no less than the annual bonus earned by Mr. Eccles for calendar year 1998 (which bonus will be pro-rated for the partial calendar year in 2002). After the 2002 annual meeting and through August 2002 (the month in which Mr. Eccles reaches the age of 70), he will receive a base salary at an annual rate of $800,000.

   Pursuant to his employment agreement, the Company made a cash payment to Mr. Eccles of $1,000,000 on the Effective Date and granted him an initial option to acquire 85,000 shares of the Company's common stock at an exercise price of $43.3125 per share (the market value per share of the Company's common stock on the Effective Date). The initial option will vest in three equal installments, with the first two installments vesting on the first and second anniversaries of the Effective Date. The final installment of Mr. Eccles' initial option will vest on the date of the Company's 2002 annual meeting. On February 27, 2001, the Company granted Mr. Eccles an additional option pursuant to his employment agreement to acquire 100,000 shares of common stock at an exercise price of $49.58 per share (the market value per share of common stock on that date). This option will vest in full on the date of the Company's 2002 annual meeting. Each of these options has a term of 10 years from the respective date of grant, regardless of Mr. Eccles' earlier termination of his employment with the Company.

   Beginning on his 70th birthday, Mr. Eccles will receive an annual retirement benefit of $1,000,000, less the amount of any accrued benefits payable to him under the Company's qualified and non-qualified retirement plans. Upon his death, his current spouse (if she survives him) will receive 50% of Mr. Eccles' retirement benefit. He will also receive a special bonus of $1,500,000 on his 70th birthday. Mr. Eccles will also be entitled to participate in the Company's medical and dental plans until the 2002 annual meeting. Thereafter, he will be entitled to receive post-retirement welfare benefits based on the greater of the benefits he would have been eligible to receive if he had retired at the time the Company completed its acquisition of First Security and the benefits provided to the Company's retired executive officers at any time after the acquisition was completed.

   Mr. Eccles is also entitled to certain payments and benefits if his employment is terminated prior to the Company's 2002 annual meeting either by the Company (other than for cause or Mr. Eccles' disability) or by Mr. Eccles for "good reason." Mr. Eccles' employment agreement defines "good reason" to mean the Company's assigning any position, duties, authority, or responsibilities inconsistent with those specified in his employment agreement, failure by the Company to comply (other than inadvertently) with the compensation provisions of his employment agreement, the Company's requiring Mr. Eccles to be based at any location more than 35 miles from Salt Lake City, Utah, an attempt by the Company to terminate Mr. Eccles' employment other than pursuant to the terms of his agreement, or the failure by any successor to the Company's business or substantially all its assets to assume and perform the Company's obligations under his employment agreement. Upon any such termination, Mr. Eccles will be entitled to receive the following payments and benefits: (i) his annual salary through his date of termination plus an amount equal to his annual bonus pro-rated to his termination date; (ii) an amount equal to (a) the number of months and partial months from the date Mr. Eccles' employment is terminated to the date of the Company's 2002 annual meeting divided by 12, multiplied by
(b) the sum of Mr. Eccles' annual base salary and bonus paid to him for calendar 1998; (iii) continued medical and dental benefits for Mr. Eccles and his spouse through August 2002 (the month in which he reaches the age of 70);
(iv) immediate payment of his special $1,500,000 bonus; and (v) immediate vesting of the options described above. If Mr. Eccles' employment is terminated by the Company for cause or by him without good reason at any time before the 2002 annual meeting, the Company will provide continued medical benefits to him and his spouse through August 2002 and will begin to pay his retirement benefit (at the rate of $800,000 per year until the date of his 70th birthday).

   Mr. Eccles' employment agreement also obligates the Company to make an additional payment if any payment or distribution received by him under the terms of his employment agreement would result in an excise tax liability so that after the payment of all income and excise taxes, he would be in the same after-tax position as if no excise tax had been imposed. Alternatively, if any such payment or distribution does not exceed 110% of the minimum amount for imposition of an excise tax, no additional payment to cover any excise taxes will be paid. Instead, the payment or distribution owed to Mr. Eccles will be reduced to an amount that would not result in any excise tax liability to him.

   In addition, in connection with its acquisition of First Security, the Company paid to or on Mr. Eccles' behalf approximately $94,350 in filing fees, attorneys fees, and related income tax gross-ups in connection with certain required regulatory filings made by him personally.

   Paul Hazen. In connection with the Merger, the Company entered into an employment agreement with Paul Hazen for a term of five years. Mr. Hazen's employment agreement also provided that he would serve as a member of the Board of Directors during the term of his employment. Effective January 1, 2000, Mr. Hazen terminated his status as an active employee within the meaning of his employment agreement and became entitled to the benefits and payments described below. Since January 1, 2000, Mr. Hazen has continued to serve as a director and as Chairman of the Board of Directors. Mr. Hazen will retire as a director and as Chairman of the Board of Directors of the Company at the annual meeting.

   Mr. Hazen's employment agreement provided for an annual retirement benefit, commencing immediately upon the termination of his employment for any reason, equal to not less than 25% of his 1997 taxable compensation as defined in his employment agreement. This benefit is reduced by the amount of any retirement benefits accrued after the date of his employment by the Company that may be payable to him under any qualified or non-qualified defined benefit retirement plan of the Company.

   As the result of Mr. Hazen's termination of his employment, he received a lump-sum cash payment equal to (i) the sum of his base salary and his highest annual bonus with respect to the three years preceding his employment termination date times (ii) the number of months from his employment termination date to the end of his contractual employment period divided by
12. He also will continue to participate in all employee benefit, stock incentive, welfare, and other plans, practices, policies, and perquisites applicable to, and on the same basis as the Company's Chief Executive Officer except that he is not eligible to receive additional awards under the Company's incentive plans or to accrue additional benefits under its retirement plans. In addition, Mr. Hazen will receive lifetime medical and dental benefits on the same basis as prior to termination of his employment and certain other benefits.

   All outstanding stock options and awards of restricted stock held by Mr. Hazen as of the date his employment terminated became exercisable and vested in full. Mr. Hazen's employment agreement also obligates the Company to make an additional payment if any payment or distribution received by him under the terms of his employment agreement would result in an excise tax liability so that after the payment of all income and excise taxes, he would be in the same after-tax position as if no excise tax had been imposed.

   Mr. Hazen's employment agreement obligates him not to disclose confidential information, unless such information otherwise becomes public or the Company consents to its disclosure, and not to compete with the Company during the term of his employment agreement and for a period of one year thereafter. If Mr. Hazen breaches the non-competition provision, the Company's obligation to pay his retirement benefit will be suspended and will recommence only when he is no longer in violation of the provision, but with a 50% reduction of the retirement benefit.

   Chang-Lin Tien. The Company has a consulting agreement with Chang-Lin Tien, who is a director of the Company, for a yearly fee of $200,000. Under the agreement, Mr. Tien agrees to advise the Company on its international marketing strategies and to serve on the board of directors of Shanghai Commercial Bank Limited in which the Company has a 20% interest. The agreement is terminable at any time by either party.

                            EXECUTIVE COMPENSATION
                 (How the Company Pays Its Executive Officers)

Report of the Human Resources and Section 162(m) Committees on Executive Compensation

   This Report on Executive Compensation is furnished jointly by the Board's Human Resources Committee (the "HRC") and the Section 162(m) Committee (the "162(m) Committee") (collectively, the "Committees"). This report describes, using a question-and-answer format, the Committees' objectives and the procedures used to determine 2000 compensation for the Chief Executive Officer and the other executive officers listed in the Summary Compensation Table.

What are the goals of the Company's compensation policies?

   The Company's compensation policies have two goals:

  . To help the Company compete with the largest banking institutions and other large corporations in the United States in attracting and retaining highly qualified individuals as executive officers.

  . To pay executive officers based on their contributions to the Company's performance.

What is the function of the Committees?

   The Committees jointly review competitive compensation data, including salary, bonus, and long-term incentives, from a comparison group of financial institutions for the purpose of establishing overall compensation for executive officers. The HRC sets annual base salaries for executive officers, including the Chief Executive Officer and the executive officers named in the Summary Compensation Table. The 162(m) Committee administers the Company's "Performance-Based Compensation Policy" (the "Performance Policy" or "Policy"), including establishing performance goals at the beginning of each year for each executive officer covered by the Performance Policy, certifying achievement of the goals and determining the amount of annual incentive compensation payable to executive officers who have met their goals, subject to the maximum limit on incentive compensation under the Policy. The 162(m) Committee also determines long-term compensation awards for executive officers in the form of stock options and other stock-based awards under the Company's Long-Term Incentive Compensation Plan (the "LTICP"). The members of the 162(m) Committee include all of the members of the HRC except Robert L. Joss. Because Mr. Joss was an officer of the former Wells Fargo during a period that ended in 1993, he is not considered an "outside director" under the Internal Revenue Code regulations.

   More detailed information on the Committees and their procedures for determining compensation for the Chief Executive Officer and the executive officers named in the Summary Compensation Table can be found below under "How does the Company pay its executive officers?"

What is the purpose of the Performance Policy?

   The Company adopted the Performance Policy to comply with Section 162(m) of the Internal Revenue Code with respect to incentive compensation. This law places limits on tax deductions for annual compensation expense in excess of $1,000,000 with respect to each of the executive officers named in the Company's proxy statement. These deduction limits do not apply if:

  .  The amount of the compensation is subject to a maximum;

  . The executive officer has met one or more pre-established business performance goals; and

  . The maximum compensation amount and the business criteria on which the performance goals are based have been approved by stockholders.

   The Performance Policy, which contains these business criteria and the maximum compensation amount, was originally approved by stockholders at the 1994 annual meeting, and was amended and reapproved by stockholders at the 1998 annual meeting.

How does the Company pay its executive officers?

   Compensation for the executive officers named in the Summary Compensation Table consists of annual compensation (base salary and an incentive compensation award under the Policy) and long-term compensation. The HRC sets base salary ranges for executive officers using available compensation data for the prior year from a comparison group of 15 banking organizations. The 162(m) Committee awards annual incentive compensation under the Policy and long-term compensation in the form of stock options under the Company's LTICP to the executive officers named in the Summary Compensation Table. The discussion below applies generally to the 2000 annual salary, incentive compensation, and long-term compensation for Mr. Kovacevich, as Chief Executive Officer of the Company. A more complete description of Mr. Kovacevich's 2000 compensation can be found below under the heading "How is the Chief Executive Officer's compensation determined?"

   Annual Compensation. To establish base salaries and determine final annual incentive compensation awards under the Policy, the Committees considered available competitive compensation data from a comparison group (the "Peer Group"), defined as the 15 largest publicly-traded bank holding companies based on total market capitalization as of December 31, 1999./1/ The Committees consider that these banking organizations, based on their size and prominence in the financial services market, compete directly with the Company for talented management. As a result, these companies set the competitive compensation levels the Company must consider in order to retain and attract talented management.

   Base Salaries. Mr. Kovacevich, as the Company's Chief Executive Officer, recommends the individual base salaries for all other executive officers. The HRC approves base salaries for these executive officers and sets
Mr. Kovacevich's base salary. For these other executive officers, salaries are reviewed each year and adjusted periodically, typically at intervals of 12 months or more. The HRC adjusts salaries after considering the relationship of the executive officer's current salary to the base salary range for the position and after its subjective evaluation of the executive officer's overall performance. Base salaries paid in 2000 to executive officers named in the Summary Compensation Table were near the median of estimated base salaries of the Peer Group.
--------
/1/The bank holding companies included in the Peer Group as of December 31, 1999 in addition to the Company are: Bank of America Corporation, Bank of New York Company, Inc., Bank One Corporation, The Chase Manhattan Corporation, Citigroup, Inc., Fifth Third Bancorp, Firstar Corporation, First Union Corporation, Fleet Boston Financial, J.P. Morgan & Co., Incorporated, Mellon Financial Corporation, National City Corporation, Sun Trust Banks, Inc., and U.S. Bancorp. Effective December 31, 2000, The Chase Manhattan Corporation ("Chase Manhattan") and J.P. Morgan & Co., Incorporated merged to form "J.P. Morgan Chase & Co." As a result of this merger, Chase Manhattan did not publish separate financial results for the year ended December 31, 2000. Consequently, for purposes of evaluating the Company's overall performance in 2000, the 162(m) Committee included the 2000 performance of the combined J.P. Morgan Chase & Co. in its comparison of the performance of the Peer Group banking organizations to that of the Company. The 162(m) Committee also had available 2000 performance data for The PNC Financial Services Group, Inc., the next largest bank holding company to the 14 banking organizations remaining in the original Peer Group after giving effect to the Chase Manhattan-J.P. Morgan & Co. merger.

   Incentive Compensation. The Policy governs annual incentive compensation for each "covered executive officer." The Policy defines a "covered executive officer" as an individual who, on the last day of a taxable year, is the Chief Executive Officer of the Company or is acting in such capacity or is among the four highest paid executive officers (other than the Chief Executive Officer) of the Company determined under Securities and Exchange Commission rules. Each person named in the Summary Compensation Table is a covered executive officer under the Policy.

   Under the Policy, payment of an incentive compensation award to a covered executive officer depends upon achievement of one or more performance goals. The 162(m) Committee establishes these goals in writing at the beginning of each year. The 162(m) Committee has the discretion under the Policy to reduce the incentive compensation award to a covered executive officer from the maximum award permitted by the Policy, even though the officer may have met the performance goals. In exercising this discretion, the 162(m) Committee reviews available competitive market data from the prior year and reasonable estimates of incentive compensation to be paid by the banking organizations in the Peer Group to their executive officers for the most recently completed year. To set the Chief Executive Officer's incentive compensation award, the 162(m) Committee also considers the quality of the Company's earnings based on the factors discussed below under the heading "How is the Chief Executive Officer's compensation determined?" For covered executive officers other than the Chief Executive Officer, the 162(m) Committee also reviews the Chief Executive Officer's recommendations.

   For 2000, the 162(m) Committee established alternative performance goals for Mr. Kovacevich, as Chief Executive Officer, and for each other covered executive officer. These performance goals were based on the Company's "Earnings Per Share" and "Return on Realized Common Equity," as defined in the Policy.

   The maximum amount of an incentive compensation award payable under the Policy for any year to any covered executive officer who has met one or more of his or her pre-established performance goals may not be greater than eight-tenths of one percent (0.8%) of the Company's Net Income/2/ for the year. Based on the Company's 2000 Net Income, as adjusted pursuant to the Policy, of $4.247 billion, the maximum incentive compensation award payable under the Policy would have been $33,976,000 (0.8% of $4.247 billion).

   For 2000, each covered executive officer, including Mr. Kovacevich, met one or more of his or her performance goals. Based on the 162(m) Committee's certification that one or more performance goals established by the Committee had been met, its review of projected 2000 executive officer incentive compensation data from the Peer Group, and recommendations of the Chief Executive Officer, the 162(m) Committee awarded to each executive officer named in the Summary Compensation Table an incentive award under the Policy. Each incentive award consists of cash in the amount shown for 2000 in column
(d) of the Summary Compensation Table. No covered executive officer, including the Chief Executive Officer, received the maximum incentive compensation award under the Policy.
--------
/2/For purposes of the Policy, the term "Net Income" means the Company's net income as reported in the Company's consolidated financial statements for the applicable year adjusted to eliminate the effect of (1) restatements of prior periods' financial results relating to an acquisition accounted for as a pooling of interests; (2) losses resulting from discontinued operations; (3) extraordinary gains or losses; (4) the cumulative effect of changes in generally accepted accounting principles; and (5) any other unusual, non-recurring gain or loss which is separately identified and quantified in the Company's financial statements. Net income for 2000 was adjusted in accordance with the Policy to eliminate the effect of pooling-of-interests accounting on financial results relating to the period prior to the acquisition of First Security Corporation.

   Long-Term Compensation. Long-term compensation is provided in the form of stock options granted each year under the LTICP. The purpose of long-term compensation is to increase management ownership of stock and to provide an incentive to executive officers to improve the long-term performance of the Company. Stock options granted by the 162(m) Committee to covered executive officers under the LTICP are considered performance-based compensation under
Section 162(m) of the Internal Revenue Code and are not subject to the Performance Policy. Each executive officer is assigned stock ownership goals to be met by specified dates. Executive officers achieve these goals primarily by exercising stock options and retaining a substantial portion of the stock acquired. Once the basic ownership level is met, the goal continues to increase each time an executive officer exercises a stock option or a restricted stock grant vests. All executive officers named in the Summary Compensation Table have exceeded their ownership goals.

   In determining original option grants each year, the 162(m) Committee considers the number of shares of common stock owned by the executive officer compared to the executive officer's ownership goal and the stock option grant practices of the Peer Group at the time of grant. The 162(m) Committee also encourages executive officers to achieve their stock ownership goals by including in original option grants a reload feature. If the optionee exercises the original option and pays for the option shares by delivering shares of previously owned common stock or shares purchased in the market, the optionee receives a reload option. Under a reload option, the optionee can purchase the same number of whole shares of stock, at their fair market value on the date the original option is exercised, as were used to pay the option exercise price and related taxes. Reload options are exercisable at any time during the remaining term of the original option. Reload options allow the exercise of the original option early in its term while preserving the executive officer's opportunity for future appreciation in the shares delivered to exercise the original option. The 162(m) Committee believes that the reload feature encourages executive officers to acquire and retain the Company's stock.

   Information with respect to grants under the LTICP made in 2000 to the executive officers named in the Summary Compensation Table appears in the table headed "Option/SAR Grants in Last Fiscal Year" (page 25).

   Other Compensation. Executive officers also receive various perquisites and supplemental retirement benefits of a type and value comparable to those made available to executive officers of Peer Group banking organizations. They also receive retirement and medical benefits generally available to the Company's employees.

How is the Chief Executive Officer's compensation determined?

   The HRC determined Mr. Kovacevich's 2000 salary based on the salary procedures described above for covered executive officers. With respect to Mr. Kovacevich's incentive award under the Policy, the 162(m) Committee certified that Mr. Kovacevich had met his performance goals based on the Company's 2000 Return on Realized Common Equity and Earnings Per Share, as determined pursuant to the Policy. The 162(m) Committee concluded that Mr. Kovacevich was eligible to receive the maximum incentive compensation award under the Policy, but used its discretion to reduce the award.

   In exercising its discretion, the 162(m) Committee evaluated the quality of the Company's earnings based on its review of the following factors: return on common equity, return on assets, earnings per share (including a review of each of these factors, as applicable, on a "cash return" basis), earnings per share growth, cash efficiency ratio, growth in common stock price per share and total market capitalization as of December 31, 2000, total consolidated assets as of December 31, 2000, loan loss reserves and non-performing assets as a percentage of assets, non-performing loans as a percentage of total loans, and Tier 1 capital. To evaluate the Company's overall performance for purposes of determining Mr. Kovacevich's incentive award under the Policy, the 162(m) Committee also compared the Company's performance to that of banking organizations included in the Peer Group using these same factors. The 162(m) Committee noted particularly that the Company's performance was near the top of the Peer Group in earnings per share growth, cash return on common equity, cash return on assets, and growth in common stock price per share, and that as a result of the growth in its common stock price per share the Company was ranked second among Peer Group banking organizations in total market capitalization as of December 31, 2000. The 162(m) Committee ultimately exercised its discretion to set Mr. Kovacevich's 2000 incentive award based on (a) its subjective evaluation of the Company's overall performance and the quality of its earnings compared to the performance of the Peer Group using the factors described above, and (b) the aggregate compensation paid by Peer Group banking organizations to their chief executive officers.

   Based on Mr. Kovacevich's achievement of his performance goals, and the 162(m) Committee's exercise of its discretion under the Policy, the 162(m) Committee awarded incentive compensation for 2000 to Mr. Kovacevich of $5,475,000.

Members of the Human Resources            Members of the Section 162(m)
Committee:                                Committee:
   Michael W. Wright, Chair                  Michael W. Wright, Chair
   Michael R. Bowlin                         Michael R. Bowlin
   David A. Christensen                      David A. Christensen
   Susan E. Engel                            Susan E. Engel
   Robert L. Joss                            Richard D. McCormick
   Richard D. McCormick                      Donald B. Rice
   Donald B. Rice

                               STOCK PERFORMANCE

   The graphs presented below compare the cumulative total return on the Company's common stock for the five- and ten-year periods ended December 31, 2000, with the cumulative total returns for the same periods for the S&P 500 Index and the Keefe, Bruyette and Woods 50 Total Return Index (the "KBW 50 Index").

   The cumulative total stockholder return computations in the graphs assume the investment of $100 in Company common stock, the S&P 500 Index, and the KBW 50 Index. For purposes of these graphs, the stock performance used to compute total stockholder return for the Company for all years prior to 1998 is the stock performance of the former Norwest, as the ongoing company after the Merger.

                             Five-Year Performance
                    [STOCK PERFORMANCE GRAPH APPEARS HERE]
                ------------------------------------------------------
                 1995    1996     1997     1998     1999     2000
----------------------------------------------------------------------
Wells Fargo      $100     135      246      259      267      376
----------------------------------------------------------------------
S&P 500          $100     123      164      211      255      232
----------------------------------------------------------------------
KBW 50           $100     141      207      224      216      259
----------------------------------------------------------------------

                             Ten-Year Performance
                    [STOCK PERFORMANCE GRAPH APPEARS HERE]
            ---------------------------------------------------------
             1990 1991 1992 1993 1994 1995 1996 1997 1998 1999  2000
---------------------------------------------------------------------
Wells Fargo  $100  182  221  256  253  369  500  909  955  986  1,387
---------------------------------------------------------------------
S&P 500      $100  130  140  155  157  215  265  353  454  550    500
---------------------------------------------------------------------
KBW 50       $100  158  202  213  202  324  458  669  725  699    840
---------------------------------------------------------------------

                      COMPENSATION TABLES AND INFORMATION

   The table below shows the cash and non-cash compensation paid to the Chief Executive Officer and the four next highest paid executive officers of the Company for the last three years. The compensation shown for Ms. Dial and Mr. Hoyt for 1998 includes compensation paid to them by the former Wells Fargo. During the first ten months of 1998, Ms. Dial and Mr. Hoyt each served as a Vice Chair of the former Wells Fargo.

Summary Compensation Table

                                                                   Long-Term Compensation
                                      Annual Compensation                  Awards
                              ------------------------------------ ----------------------
                                                                   Restricted Securities
                                                      Other annual   stock    underlying   All other
  Name and principal                                  compensation  award(s)   options/   compensation
       position          Year Salary ($) Bonus ($)(1)    ($)(2)      ($)(3)   SARs (#)(4)    ($)(5)
          (a)             (b)     (c)         (d)          (e)         (f)        (g)          (i)
-----------------------  ---- ---------- ------------ ------------ ---------- ----------- ------------
Richard M. Kovacevich    2000  $995,000   $5,475,000    $280,799   $      -0-   646,300     $329,700
President and Chief      1999   983,333    4,500,000     852,421          -0-   246,200      239,000
Executive Officer        1998   925,000    3,000,000      68,747    1,500,000       -0-      193,500
Les Biller               2000   750,000    3,550,000     237,897          -0-   403,900      213,000
Vice Chairman and Chief  1999   715,000    2,800,000     766,793          -0-   427,670      192,900
Operating Officer        1998   525,417    2,500,000      13,896          -0-   236,405      143,125
Terri A. Dial            2000   520,833    1,522,500       5,338          -0-   202,000      112,250
Group Executive Vice     1999   500,000    1,350,000       8,901          -0-   175,900       40,000
President, California    1998   479,167    1,000,000      14,976          -0-   257,500       47,917
Banking
David A. Hoyt            2000   520,833    1,522,500          --          -0-   202,000      112,250
Group Executive Vice     1999   483,333    1,350,000       2,795          -0-   175,900       38,333
President, Wholesale     1998   383,333    1,000,000       1,801          -0-       -0-       24,044
Banking
C. Webb Edwards          2000   491,667    1,450,000      65,786          -0-   222,200      102,400
Executive Vice
 President,              1999   447,500    1,215,000     202,201          -0-    89,700       97,320
Technology and
 Operations              1998   435,000    1,174,000     205,320          -0-       -0-       68,700

--------

(1) The amounts shown for 2000 represent the 2000 incentive compensation awards paid in 2001 under the Performance-Based Compensation Policy. This policy is discussed above in the Report of the Human Resources and
     Section 162(m) Committees on Executive Compensation on pages 17 through 21 of this proxy statement.

(2) The amounts shown for the years 1998-2000 include, as applicable, (i) reimbursements to each named executive officer for the payment of taxes on perquisites and (ii) certain perquisites and other personal benefits, none of which, except as discussed in this footnote (2), had a total value greater than $50,000. For 1999 and 2000, Mr. Kovacevich and Mr. Biller, and for 1998 and 1999, Mr. Edwards, received certain perquisites and other personal benefits totaling more than $50,000. The total amounts of these perquisites and benefits for 1999 and 2000 (and the amount and type of each perquisite or personal benefit that was greater than 25% of the total received) was: Mr. Kovacevich, 1999--$766,439 (includes $508,825 and $190,046 in aggregate payments made to or on behalf of Mr. Kovacevich by the Company relating to, respectively, his purchase of a new primary residence in San Francisco, California, and his sale of his residence in Minnesota); 2000--$208,325 (includes $195,130 in mortgage interest subsidies and related moving expenses paid in connection with his purchase of his San Francisco residence); Mr. Biller 1999--$699,387 (includes $348,264 and $297,547 in aggregate payments made to or on behalf of Mr. Biller by the

   Company relating to, respectively, his purchase of a new primary residence in Los Angeles, California, and his sale of his residence in Minnesota); 2000--$177,421 (includes $137,813 in mortgage interest subsidies and related moving expenses in connection with his purchase of his Los Angeles residence); and Mr. Edwards, 1998--$174,502 (includes $145,150 in aggregate payments made to or on behalf of Mr. Edwards in connection with his transfer to Phoenix, Arizona in 1998 following the Merger); 1999--$189,565 (includes $55,012 and $120,702 in aggregate payments made to or on behalf of Mr. Edwards relating to, respectively, his purchase of a new primary residence in Phoenix, Arizona and the sale of his residence in Minnesota). These amounts were paid to or on behalf of Messrs. Kovacevich, Biller, and Edwards under the Company's relocation program following the Merger. Additional information about this program may be found on pages 33 and 34 of this proxy statement under the heading "Other Information About Directors and Executive Officers-Relocation Program."

(3) The total number of shares of restricted stock held on December 31, 2000 by each person named and their market value, based on a closing market price for the Company's common stock of $55.6875 per share on that date, were as follows: Mr. Kovacevich, 120,134 shares, $6,689,962; and Mr. Biller, 14,000 shares, $779,625. Dividends are paid on shares of restricted stock on the same dates and at the same rate as those paid to all holders of the Company's common stock. Restricted stock awards vest over a period of five years, beginning in the third year after the date of the original award.

(4) The options shown for Ms. Dial for 1998 include options to acquire shares of former Wells Fargo common stock that were converted into options to acquire shares of the Company's common stock upon completion of the Merger.

(5) Except as discussed in this footnote (5), the amounts shown for each of the executive officers named above are the total of the Company's contributions to the 401(k) Plan (formerly called the "Savings Investment Plan") in which all Company employees are generally eligible to participate, and contributions to the Company's Supplemental 401(k) Plan, a non-qualified supplemental executive retirement plan ("Supplemental 401(k)"). For the year ended December 31, 2000, the Company's contribution to the 401(k) Plan for each such executive officer was $10,500 (the maximum allowable contribution under the plan). The Company's contributions to the Supplemental 401(k) for the year ended December 31, 2000, for these officers were as follows: Mr. Kovacevich, $319,500; Mr. Biller, $202,800; Ms. Dial, $112,250; Mr. Hoyt, $112,250;
     and Mr. Edwards, $102,400.

  The amounts shown for Ms. Dial and Mr. Hoyt for 1998 and for a portion of 1999 are the total contributions made by the former Wells Fargo and by the Company following the Merger under the former Wells Fargo's Tax Advantage and Retirement Plan ("TAP"), a 401(k) plan in which all eligible former Wells Fargo employees participated, and the Benefits Restoration Program ("BRP"), a non-qualified supplemental executive retirement plan maintained by the former Wells Fargo for certain highly compensated employees. Ms. Dial and Mr. Hoyt continued to participate in TAP and BRP until July 1, 1999, when the Company combined the former Wells Fargo's and the former Norwest's qualified and all non-qualified retirement plans.

Option Grants and Exercises

   These tables summarize for 2000 option grants under the Company's Long-Term Incentive Compensation Plan and option exercises by the executive officers named in the Summary Compensation Table, and the value of the options held by them as of December 31, 2000.

                     Option/SAR Grants in Last Fiscal Year

                                                                           Potential realizable
                                                                                   value
                                                                          at assumed annual rates
                                                                              of stock price
                                                                               appreciation
                           Individual Grants                                  for option term
------------------------------------------------------------------------- -----------------------
         (a)                (b)            (c)          (d)        (e)        (f)         (g)
                        Number of   Percent of total
                        securities    options/SARs   Exercise
                        underlying     granted to     or base
                       options/SARs   employees in     price   Expiration
        Name           granted (#)   fiscal year(1)  ($/Share)    date     5% ($)(2)  10% ($)(2)
---------------------  ------------ ---------------- --------- ---------- ----------- -----------
Richard M. Kovacevich    646,300          1.40%       $33.50   02/22/2010 $13,616,229 $34,506,198
Les Biller               403,900             *         33.50   02/22/2010   8,509,353  21,564,371
Terri A. Dial            202,000             *         33.50   02/22/2010   4,255,730  10,784,855
David A. Hoyt            202,000             *         33.50   02/22/2010   4,255,730  10,784,855
C. Webb Edwards          222,200             *         33.50   02/22/2010   4,681,303  11,863,341

--------
* Represents less than 1.0% of all stock options granted to employees in 2000.

(1) Includes options granted to selected employees under the Company's Long-Term Incentive Compensation Plan and options granted to all eligible employees of the Company and its subsidiaries under the PartnerShares(R) Stock Option Plan. Participants in the Long-Term Incentive Compensation Plan are not eligible for option grants under the PartnerShares Plan.

(2) The dollar amounts under columns (f) and (g) are based on assumed 5% and 10% annual rates of appreciation set by the Securities and Exchange Commission. These amounts should not be viewed as, and are not intended to be, a forecast of possible future appreciation, if any, in the Company's stock price.

                      Aggregated Option/SAR Exercises in
            Last Fiscal Year and Fiscal Year-end Option/SAR Values

                                                  Number of securities    Value (*) of unexercised
                                                 underlying unexercised        in-the-money(*)
                          Shares       Value     options/SARs at fiscal    options/SARs at fiscal
                       acquired on   realized   year-end (#) (in shares)        year-end ($)
        Name           exercise (#)   (*) ($)   Exercisable/Unexercisable Exercisable/Unexercisable
---------------------  ------------ ----------- ------------------------- -------------------------
         (a)                (b)         (c)                (d)                       (e)
Richard M. Kovacevich        -0-    $       -0-    2,391,617 / 810,433    $66,051,212 / $17,314,692
Les Biller                91,252      3,594,471    1,300,081 / 540,633     33,192,547 /  11,439,817
Terri A. Dial            302,490     10,712,988      488,260 / 405,100     13,492,997 /   8,533,367
David A. Hoyt            194,200      5,532,607      359,794 / 319,266     10,030,016 /   6,607,321
C. Webb Edwards              -0-            -0-      402,516 / 282,000      9,800,088 /   6,013,938

--------
* For purposes of column (c), the "value realized" from an exercised option means the difference between the option exercise price and the market value of the underlying shares based on the closing price of the Company's common stock on the trading day prior to the option exercise date. For purposes of column (e), the "value" of unexercised options means the difference between the option exercise price and the market value of the underlying shares based on $55.6875, the closing price for the Company's common stock on December 31, 2000. As used in column (e), an option was "in-the-money" on December 31, 2000 if the option exercise price is less than the market value of the underlying shares based on the closing price for the Company's common stock on that date.

Pension Plans and Other Retirement Arrangements

   Effective July 1, 1999, the Company adopted the "Wells Fargo & Company Cash Balance Plan" (the "Cash Balance Plan") and the "Wells Fargo & Company Supplemental Cash Balance Plan" (the "Supplemental Cash Balance Plan") (the "Combined Plans"). These Plans amended and restated the Norwest Corporation Pension Plan and the Norwest Corporation Supplemental Pension Plan (the "Norwest Plans"). All employees of the Company who meet certain eligibility requirements automatically participate in the Combined Plans.

   Cash Balance Plan. The Cash Balance Plan is a defined benefit plan intended to qualify under the Internal Revenue Code (the "Code") and comply with the Employee Retirement Income Security Act of 1974 ("ERISA"). Under the Cash Balance Plan, pension benefits generally are determined by the value of the employee's vested cash balance account (the "Account"). On July 1, 1999, employees who were active participants in the Norwest Plans and the retirement plan of First Interstate Bancorp, a predecessor corporation to the former Wells Fargo (the "First Interstate Plan"), including Richard M. Kovacevich, Les Biller, and C. Webb Edwards, each of whom is an executive officer named in the Summary Compensation Table, were assigned an opening Account balance using the Cash Balance Plan's formula and certain actuarial assumptions. All other employees, including Terri A. Dial and David A. Hoyt, each of whom is an executive officer named in the Summary Compensation Table, became participants in the Combined Plans as of July 1, but no balances were assigned to their Accounts. Each quarter, an employee's Account is credited with compensation credits. Compensation credits to the Account are based on a percentage of the employee's certified compensation for each quarter. Certified compensation means compensation paid to an employee during the year which is reportable on Form W-2, subject to an annual IRS maximum ($170,000 for 2000). Certified compensation includes salary reduction amounts made under Section 401(k) and
Section 125 of the Code, but generally excludes contributions to any non-qualified deferred compensation plan maintained by the Company, perquisites, severance pay, gross-ups, payments in lieu of vacation, and stock option or equity-like gains. Incentive compensation amounts will be included in compensation for Cash Balance Plan purposes in the year received rather than the year earned. The Cash Balance Plan bases the percentage on which compensation credits are calculated on "points" assigned to each employee equal to the sum of the employee's age and years of credited service as of the end of each quarter. This percentage ranges from 4% to 8% of an employee's certified compensation. The Account balance vests 100% after five years of service with the Company. All employees of the former Wells Fargo and First Interstate Bancorp received credit for Account balance vesting and compensation credit purposes for their years of service with the former Wells Fargo.

   As of the quarter ended December 31, 2000, the years of credited service, and the percentages used to calculate compensation credits under the Combined Plans for each of the executive officers named in the Summary Compensation Table are as follows: Mr. Kovacevich, 14 years, 7%; Mr. Biller, 13 years, 6%; Ms. Dial, 27 years, 7%; Mr. Hoyt, 19 years, 6%; and Mr. Edwards, 16 years (including his years of service with the former Norwest and First Interstate Bancorp), 6%.

   Each Account will also be credited, on the last day of each quarter, with "investment credits." For 2000, the quarterly investment credit was determined by multiplying the amount of the Account balance by 25% of an average of 30-year U.S. Treasury rates (adjusted quarterly), plus 0.75%. The value of the vested Account balance is payable to the employee upon termination of employment with the Company either in a lump sum or as a monthly annuity.

   Supplemental Cash Balance Plan. As permitted by ERISA and the Code, employees who participate in the Cash Balance Plan, including the executive officers named in the Summary Compensation Table, whose benefits under the Cash Balance Plan are limited pursuant to Code Sections 401(a)(17) and 415, also participate in the Supplemental Cash Balance Plan. Under this plan, participants also receive compensation and investment credits to their plan accounts, determined by points assigned to each employee at the end of each year based on years of service and age. Certified compensation under the Supplemental Cash Balance Plan includes the participant's base salary as well as designated incentive compensation, whether or not that compensation is deferred.

   In the case of each of the executive officers named in the Summary Compensation Table, the amount shown as "Salary" for 2000 (column (c) in the table) and the amount shown as "Bonus" for 1999 (column (d)) were treated as certified compensation for 2000 under the Combined Plans. The amount shown as "Bonus" for 2000 (column (d)) will be included in the executive officer's certified compensation for purposes of compensation credits to his or her Account for 2001.

   Under the Combined Plans, "normal retirement age" is defined as the earlier of completion of five years of service with the Company or age 65. As of December 31, 2000, each of the executive officers named in the Summary Compensation Table had attained "normal retirement age" for purposes of the Combined Plans and had accrued an estimated benefit under the Combined Plans, assuming payment of such annual benefit in the form of a single-life annuity, as follows: Richard M. Kovacevich, $441,273; Les Biller, $198,860; Terri A. Dial, $10,550; David A. Hoyt, $9,032; and C. Webb Edwards, $65,397.

   Alternate Retirement Benefits Under the Former Norwest Plans. Participants in the former Norwest Plans who were at least 45 years of age and had at least five years of credited service as employees of the former Norwest on June 30, 1999, will receive the greater of the benefits under the Combined Plans or the benefits he or she would have received under the former Norwest Plans. Richard
M. Kovacevich and Les Biller, each of whom is an executive officer named in the Summary Compensation Table, are eligible to receive retirement benefits under this formula. C. Webb Edwards, also an executive officer named in the Summary Compensation Table, became an employee of the former Norwest in 1995. Mr. Edwards is not eligible to receive an alternate retirement benefit based on the former Norwest Plans, except for purposes of computing certain supplemental benefits he may receive under the special retirement arrangement described in "Alternate Retirement Benefit Calculation and Supplemental Retirement Arrangements for Executive Officer" below.

   Benefits based on the former Norwest Plans formula were determined by age, years of credited service, and compensation. Messrs. Kovacevich's and Biller's years of credited service as of December 31, 2000 for purposes of computing their alternative benefits are 14 years and 13 years, respectively. The monthly benefit at regular retirement age was a life annuity equal to 1.1% of final average monthly earnings up to the "Integration Level" plus 1.6% of final average monthly earnings greater than the Integration Level multiplied by years of credited service. The former Norwest Plans do not take into account more than 35 years of credited service. The Integration Level for any year is $1,400 times the Social Security wage base for the current year ($76,200 for 2000) divided by $48,000. The Integration Level (stated as an amount per month) is $2,222.50 for participants retiring in 2000.

   A participant's final average monthly earnings are defined as the highest average monthly compensation paid during any 36 consecutive months within the last 120 months of employment. Compensation for purposes of this calculation is similar to the definition of "certified compensation" under the Combined Plans. The alternate Norwest Plans benefit for a plan year is subject to the same limitations imposed by the Code on benefits under the Cash Balance Plan.

   The table below shows the estimated total annual average alternate retirement benefits that would be payable using the former Norwest Plans formula for individuals with various combinations of annualized final average compensation and years of credited service. These estimated benefits do not take into account any Internal Revenue Code limits on retirement benefits. The annual amounts shown below, as estimated and when paid, are not reduced by the amount of Social Security benefits.

   Final
  Average                 Years of Service at Retirement
Compensation      10         15         20         25         30         35
------------  ---------- ---------- ---------- ---------- ---------- ----------
  $ 500,000   $   78,593 $  117,890 $  157,186 $  196,483 $  235,779 $  275,076
    750,000      118,593    177,890    237,186    296,483    355,779    415,076
  1,000,000      158,593    237,890    317,186    396,483    475,779    555,076
  1,250,000      198,593    297,890    397,186    496,483    595,779    695,076
  1,500,000      238,593    357,890    477,186    596,483    715,779    835,076
  1,750,000      278,593    417,890    557,186    696,483    835,779    975,076
  2,000,000      318,593    477,890    637,186    796,483    955,779  1,115,076
  2,250,000      358,593    537,890    717,186    896,483  1,075,779  1,255,076
  2,500,000      398,593    597,890    797,186    996,483  1,195,779  1,395,076
  2,750,000      438,593    657,890    877,186  1,096,483  1,315,779  1,535,076
  3,000,000      478,593    717,890    957,186  1,196,483  1,435,779  1,675,076
  3,250,000      518,593    777,890  1,037,186  1,296,483  1,555,779  1,815,076
  3,500,000      558,593    837,890  1,117,186  1,396,483  1,675,779  1,955,076
  3,750,000      598,593    897,890  1,197,186  1,496,483  1,795,779  2,095,076
  4,000,000      638,593    957,890  1,277,186  1,596,483  1,915,779  2,235,076
  4,250,000      678,593  1,017,890  1,357,186  1,696,483  2,035,779  2,375,076
  4,500,000      718,593  1,077,890  1,437,186  1,796,483  2,155,779  2,515,076
  4,750,000      758,593  1,137,890  1,517,186  1,896,483  2,275,779  2,655,076
  5,000,000      798,593  1,197,890  1,597,186  1,996,483  2,395,779  2,795,076
  5,500,000      878,593  1,317,890  1,757,186  2,196,483  2,635,779  3,075,076
  6,000,000      958,593  1,437,890  1,917,186  2,396,483  2,875,779  3,355,076
  6,500,000    1,038,593  1,557,890  2,077,186  2,596,483  3,115,779  3,635,076
  7,000,000    1,118,593  1,677,890  2,237,186  2,796,483  3,355,779  3,915,076
  7,500,000    1,198,593  1,797,890  2,397,186  2,996,483  3,595,779  4,195,076
  8,000,000    1,278,593  1,917,890  2,557,186  3,196,483  3,835,779  4,475,076
  8,500,000    1,358,593  2,037,890  2,717,186  3,396,483  4,075,779  4,755,076

   Alternate Retirement Benefit Calculation and Supplemental Retirement Arrangements for Executive Officer. C. Webb Edwards, who is an executive officer named in the Summary Compensation Table, is also entitled to receive an alternate retirement benefit calculation under the Combined Plans. Mr. Edwards was an employee of First Interstate Bancorp, a predecessor corporation to the former Wells Fargo, until 1995 when he joined the former Norwest. Mr. Edwards also participated in the First Interstate Plan which was frozen for purposes of additional benefit accruals in 1996. For any participant in the Combined Plans who terminates employment with the Company and who was a participant in the former First

Interstate Plan, was at least 45 years of age, and had at least five years of credited service on June 30, 1999, the Company will compare the opening balance in that participant's Account, plus investment credits made to the Account through the date payment of benefits to the participant are to commence, to the lump sum value of the participant's frozen First Interstate Plan benefit as of such payment date. If the value of the frozen First Interstate Plan benefit is greater than the participant's total Account balance, the participant will receive the difference in the form of an extra benefit amount credited to the Account. Mr. Edwards will be eligible for this special transition comparison calculation at the time he terminates his employment with the Company. Based on an estimated special transition benefit comparison, assuming Mr. Edwards had terminated his employment with the Company as of December 31, 2000 and elected to receive payment of his benefits under the Combined Plans as of that date, no special transition benefit amount would be added to Mr. Edward's Account under the Combined Plans.

   Mr. Edwards is also entitled to a supplemental annual retirement benefit pursuant to an agreement made in 1995 at the time he was employed by the former Norwest, provided he remains an employee of the Company until he reaches the age of 55. To determine the amount of this benefit, the Company first will calculate a hypothetical annual retirement benefit assuming Mr. Edwards had been employed by the Company since July 23, 1984 (the date of his original employment by First Interstate Bancorp). The Company will calculate this hypothetical amount under the Combined Plans and, alternatively, under the former Norwest Plans, using the greater of the two amounts as the hypothetical annual retirement benefit for purposes of determining Mr. Edward's supplemental annual retirement benefit. The Company then will subtract from the hypothetical annual retirement benefit (1) the actual combined annual retirement benefit Mr. Edwards will receive under the Combined Plans, and (2) the amount by which the annuitized value of Mr. Edward's combined balances in the Company's 401(k) and Supplemental 401(k) Plans (referred to in footnote (5) of the Summary Compensation Table) exceeds the annuitized value of a hypothetical combined account balance under the First Interstate 401(k) and Supplemental 401(k) Plans. The Company will calculate the annuitized value of Mr. Edward's combined balances in these plans using certain actuarial, contribution, and investment rate assumptions. If Mr. Edwards had reached the age of 55 as of December 31, 2000 and had terminated his employment with the Company as of that date, he would be entitled to receive an annual supplemental benefit of approximately $213,000 under this agreement.

   Former Wells Fargo Retirement Plans. Terri A. Dial and David A. Hoyt also participated in a defined benefit plan sponsored by the former Wells Fargo. This plan was terminated in 1984, and annuities were purchased for all participants eligible to receive benefits under this plan. The annual benefits payable under the annuities beginning at age 65 are: Ms. Dial, $55,411; and Mr. Hoyt, $16,226.

Long-Term Disability Plans

   The Company's Long-Term Disability Plan covers compensation of up to a total of $500,000 in salary and designated incentive compensation. The plan provides a monthly benefit to an eligible employee, who is totally disabled (as defined in the plan) for more than 22 weeks, equal to 65% of the participant's average covered compensation, up to a maximum compensation of $500,000 per year and a maximum monthly benefit of $27,083. The Supplemental Long-Term Disability Plan extends similar disability coverage for the base salary earned by Richard M. Kovacevich in excess of $500,000. The monthly benefit payable under either plan may be offset by other sources of income.

Severance Agreements

   The Company has severance agreements with Messrs. Kovacevich, Biller, and Edwards and Ms. Dial, each of whom are named in the Summary Compensation Table.

   The change-of-control severance agreements with Messrs. Kovacevich, Biller, and Edwards are intended to encourage them to continue to carry out their duties if there is a change of control of the Company. Under the terms of these agreements, these executive officers may receive certain payments if their employment is terminated or if their job duties or compensation and benefits are substantially reduced within three years following a change of control of the Company. The maximum payments are two times the sum of the executive officer's (i) base salary rate, (ii) the value of perquisites provided by the Company, and (iii) the highest potential incentive compensation award or, in the case of Mr. Kovacevich, an amount equal to the two-year average of his incentive compensation awards. The agreements also continue certain medical, dental and life insurance benefits for up to two years after termination. If payments received by any such officer as a result of a change of control result in an excise tax liability for such officer, the Company also will pay to the officer an additional amount equal to the excise tax plus a gross-up for additional income taxes, interest, and penalties related to the excise tax.

   Mr. Kovacevich also has a severance agreement with the Company under which he can receive benefits of a minimum payment of 12 months' salary (less the amount of any other severance payments to which he may be entitled under any severance plan of the Company then in effect), a pro rata portion of his incentive compensation, and certain life and health insurance benefits. The benefits are payable if his employment is terminated by the Company for a reason other than cause or if his job duties are substantially reduced and he resigns within 90 days thereafter.

   The Company also has a plan that provides salary continuation pay to employees who are discharged under certain circumstances and who do not have other separation agreements with the Company. Les Biller and C. Webb Edwards, both of whom are executive officers named in the Summary Compensation Table, are eligible to participate in this plan. The amount of salary continuation pay under this plan is based on years of service and job level and includes payment of base salary and continuation of benefits for specified monthly periods.

   Terri A. Dial, who is an executive officer named in the Summary Compensation Table, has decided to retire as an executive officer of the Company effective March 30, 2001. Pursuant to an agreement with the Company, for a period of 18 months following her retirement she will receive separation payments of $100,000 per month and continue to participate in certain employee health, welfare, and retirement plans.

                       OTHER INFORMATION ABOUT DIRECTORS
                            AND EXECUTIVE OFFICERS

Loans

   During 2000, certain directors, executive officers, members of their immediate families, and their associates had banking transactions, including loans, in the ordinary course of business with the Company's bank subsidiaries. In addition, Wells Fargo Investment Services, LLC, a broker-dealer subsidiary, made margin loans in the ordinary course of business to certain executive officers. All loans were made on substantially the same terms, including interest rates and collateral, as those available at the time for similar transactions with other persons. The loans did not involve more than the normal risk of collection or have other unfavorable features.

   Certain directors, executive officers, and members of their immediate families had mortgage and other loans from two of the Company's non-bank subsidiaries. Information on these loans is given below.

   One non-employee director and eight executive officers of the Company (including executive officers named in the Summary Compensation Table), as well as members of the immediate families of certain executive officers, obtained mortgage loans from Wells Fargo Home Mortgage, Inc. ("WFHMI"), a mortgage lending subsidiary of the Company. In connection with these mortgage loans to the director and executive officers, WFHMI waived an origination fee equal to 1% of the respective loan amount, a benefit available to all Company employees.

   Of the mortgage loans made by WFHMI, three loans were made to executive officers who relocated to San Francisco or Los Angeles, California, in connection with the relocation of the Company's headquarters. These loans were made under the Company's relocation program for employees who relocate to high-cost areas (the "Relocation Program") described below.

   During 2000, certain executive officers of the Company who were officers of the former Wells Fargo had outstanding mortgage loans made under its Executive Loan Program and outstanding loans to facilitate their exercise of stock options granted under the former Wells Fargo's Long-Term Incentive Plan. These loans are now held by WFC Holdings Corporation ("WFC Holdings") as successor to the former Wells Fargo pursuant to the Merger. Under the Executive Loan Program, an eligible employee could obtain a mortgage loan for purchasing, constructing, improving, or refinancing the employee's principal residence. Mortgage loans were available in amounts which, when aggregated with other debt secured by the residence, would not exceed the lesser of $1,500,000 or 100% of the fair market value of the residence. New mortgage loans under this loan program are no longer being made. The stock option loans had maximum terms of six years and variable interest rates that were adjusted each year based on the greater of the average annual rate for three-year U.S. Treasury notes for the immediately preceding calendar year and the applicable rate under the Internal Revenue Code.

   Information about loans made or held by WFHMI or WFC Holdings, as the case may be, to directors and to the executive officers named in the Summary Compensation Table is shown in the table below.

                                Highest Outstanding Outstanding      Annual
           Name and                Loan Balance     Loan Balance    Interest
      Principal Position           Since 1/1/00     on 12/31/00       Rate
------------------------------  ------------------- ------------ --------------
Les Biller (1)                      $  750,000       $  750,000  Interest Free
Vice Chairman and Chief
 Operating Officer
Terri A. Dial (2)                      177,500          177,500  6.08%
Group Executive Vice President          42,600           42,600  5.14%
                                        78,100           78,100  6.82%
                                       698,676          698,676  7.11%
C. Webb Edwards (3)                  1,000,000          997,869  7.75%
Executive Vice President
Paul Hazen (2)                         298,889              -0-  5.14%
Chairman of the Board of
 Directors
David A. Hoyt (2)                       99,997           99,997  6.63%
Group Executive Vice President         299,536              -0-  5.64%
Richard M. Kovacevich (4)            1,790,694        1,770,460  6.75%
President and Chief Executive
 Officer                               995,000          995,000  Interest Free
Chang-Lin Tien (5)                     397,450          393,388  7.25%  (fixed)
Director                               599,627          594,944  8.375% (fixed)
Immediate family member                398,888          398,888  7.875% (ARM)
of a director (6)

--------

(1) The loan shown opposite Mr. Biller's name is a down payment loan made under the Relocation Program described on pages 33 and 34 of this proxy statement.

(2) The loans shown opposite Ms. Dial's, Mr. Hazen's and Mr. Hoyt's names are loans made under the former Wells Fargo's Long-Term Incentive Plan in connection with their exercise of stock options to purchase shares of the Company's common stock.

(3) The loan shown opposite Mr. Edwards' name is a first mortgage loan from WFHMI to purchase Mr. Edwards' principal residence.

(4) The loan shown on the first line opposite Mr. Kovacevich's name is a first mortgage loan from WFHMI to purchase Mr. Kovacevich's principal residence. The loan shown on the second line is a down payment made under the Relocation Program described on pages 33 and 34 of this proxy statement.

(5) The loans shown on the first and second lines opposite Mr. Tien's name are mortgage loans made by WFHMI to Mr. Tien during 1999, and both loans were sold to a subsidiary of WFHMI during 2000.

(6) A son of Donald B. Rice, a director, had a mortgage loan from WFHMI during 2000.

   Four executive officers not named in the Summary Compensation Table and two members of their immediate families had outstanding mortgage loans (including mortgage loans to one executive officer under the Relocation Program) from WFHMI during 2000 totaling $2,479,716. The mortgage loans (other than an interest-free down payment loan under the Relocation Program) had interest rates ranging from 6.875% (adjustable) to 8.75% (adjustable) per annum. Of these loans, three were sold by WFHMI in the secondary real estate mortgage market.

   One executive officer of the Company who was an officer of the former Wells Fargo had a mortgage loan under the Executive Loan Program now held by WFC Holdings, totaling $492,517, with a fixed interest rate of 5.375% per annum; and four executive officers of the Company had stock option loans held by WFC Holdings totaling $548,675, with interest rates during 2000 ranging from 5.14% to 7.47% per annum. The balances stated in this and the preceding paragraph are the highest outstanding balances during 2000.

Relocation Program

   The Company offers a relocation program (the "Relocation Program") for employees who relocate at the Company's request. The Company believes this program is an attractive incentive to retain key employees. The Relocation Program provides a relocating employee who is eligible for benefits under the Program with financial assistance, both in selling his or her existing home and in purchasing a new residence. Under the Relocation Program, an employee who relocates to a designated high-cost area is eligible to receive a first mortgage loan (subject to applicable lending guidelines) from WFHMI, and a 30-year, interest-free second mortgage down payment loan in an amount up to 100% of his or her annual base salary to purchase a new primary residence. The Company may also provide a mortgage interest subsidy on the first mortgage loan of up to 25% of the employee's annual base salary, payable over a period not less than the first three years of the first mortgage loan. The second mortgage loan must be repaid in full if the employee terminates employment with the Company or retires, or if the employee sells the residence or refinances the mortgage loans. In addition to first mortgage and down payment loan assistance to an employee relocating to a designated high-cost area, the Company may provide a transfer bonus of up to 30% of the eligible relocating employee's base salary. For any relocation, the Company will generally pay all related home purchase closing costs and household goods moving expenses for the relocating employee.

   With the exception of expenses paid to or on behalf of the employee to move household goods, the benefits described above (other than the mortgage loans) are treated as taxable income to the employee. The Relocation Program also includes, as an additional benefit, reimbursement of the amount of taxes paid on the taxable portion of amounts received by the employee under the Relocation Program.

   The Relocation Program also assists eligible relocating employees in defraying costs associated with selling their current residences. Available benefits may include payment of selling costs customarily incurred by a seller of residential real estate (such as real estate commissions, title and appraisal fees, and other routine closing costs), purchase of the relocating employee's home at its appraised market value by a third party relocation company using Company funds, and certain cash incentives to employees who locate buyers for their homes directly.

   The Company has designated the San Francisco Bay area and Los Angeles County, California as high-cost areas, among others, under the Relocation Program. During 1999 and 2000, Richard M. Kovacevich and Les Biller each received benefits under the Relocation Program in connection with the relocation of the Company's headquarters to San Francisco,

California. During 1998 and 1999, C. Webb Edwards also received certain relocation benefits in connection with relocating to the Company's facilities in Phoenix, Arizona. Information about the amount of benefits received by each of them under the Relocation Program is included in column (e) and footnote
(2) of the Summary Compensation Table on page 23 of this proxy statement.

Compensation Committee Interlocks and Insider Participation

   The Human Resources Committee (the "HRC") and the Section 162(m) Committee (the "162(m) Committee") determine the compensation to be paid to the Company's Chief Executive Officer and other executive officers, including the executive officers named in the Summary Compensation Table. The members of the HRC for 2000 were Michael W. Wright (Chair), Michael R. Bowlin, David A. Christensen, Susan E. Engel, Robert L. Joss, Richard D. McCormick, and Donald
B. Rice. The members of the 162(m) Committee for 2000 consisted of all the members of the HRC except Mr. Joss.

   The 162(m) Committee was created in November 1999 to administer the Company's Performance Policy to conform to the requirements of Section 162(m) of the Internal Revenue Code. In order for certain compensation to be deductible by the Company, Section 162(m) regulations require that compensation of executive officers named in the proxy statement be determined under the Policy by a committee of at least three outside directors. Robert L. Joss, who is a member of the HRC, is not eligible to serve on the 162(m) Committee under IRS regulations relating to Section 162(m) because he was an officer of the former Wells Fargo during a period that ended in 1993.

   Donald B. Rice and Michael W. Wright are directors and members of the HRC and 162(m) Committees. Mr. Rice has an adult child and an in-law, and Mr. Wright has an adult child, each of whom is an employee of the Company or a subsidiary and was paid compensation in 2000 in excess of $60,000 but less than $255,000. The compensation of each was established by the Company in accordance with its employment and compensation practices applicable to employees holding comparable positions. In addition, another adult child of Mr. Rice had a mortgage loan from WFHMI during 2000. Information on this loan is included in the table appearing above under the heading "Loans."

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 and related regulations require the Company's directors, executive officers, and anyone holding more than 10% of the Company's common stock ("reporting persons") to report their initial ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. The Company is required to disclose in this proxy statement the failure of any reporting person to file these reports when due. All reporting persons of the Company satisfied these filing requirements except as follows: Les Biller, a director and executive officer, did not report when due stock held in two trusts for the benefit of family members; Benjamin Montoya, a director, and James Campbell, an executive officer, did not report when due purchases on behalf of family members in June and February 2000, respectively; Clyde Ostler, an executive officer, did not report when due a sale of stock in May 2000; and John Berg, an executive officer, did not report when due a gift of stock to a family member in November 2000. These transactions were subsequently reported on Forms 4. In making these disclosures, the Company relied on written representations of each reporting person and copies of the reports filed with the SEC.

              ITEM 2-- APPROVE INCREASE IN AUTHORIZED COMMON STOCK

   The Company is authorized to issue 4,000,000,000 shares of common stock, par value $1-2/3 per share. The Board of Directors recommends that stockholders approve an amendment (the "Amendment") to the Company's Restated Certificate of Incorporation (the "Restated Certificate") that would increase the authorized shares of the Company's common stock from 4,000,000,000 shares to 6,000,000,000 shares. The number of authorized shares of preferred stock and preference stock will remain at 20,000,000 and 4,000,000 shares, respectively. If the Amendment is approved by the Company's stockholders, the first sentence of Article Fourth of the Company's Restated Certificate will read as follows:

     FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is Six Billion Twenty-Four Million (6,024,000,000), consisting of Twenty Million (20,000,000) shares of Preferred Stock without par value, Four Million (4,000,000) shares of Preference Stock without par value, and Six Billion (6,000,000,000) shares of Common Stock of the par value of $1-2/3 per share.

   The number of shares of the Company's authorized common stock was last increased in 1998, when the stockholders of the former Norwest approved an amendment to the former Norwest's Restated Certificate to increase the authorized common stock to 4,000,000,000 shares at the 1998 special meeting called to approve the Merger. Following completion of the Merger, the Restated Certificate of the former Norwest, as the surviving corporation in the Merger, remained the certificate of incorporation for the Company.

   On December 31, 2000, the Company had 1,714,645,843 outstanding shares of common stock, and approximately 232,600,000 shares reserved for issuance to provide for conversion of outstanding convertible securities, dividend reinvestment, stock deferrals under deferred compensation plans, stock options, and stock purchases under employee benefit plans.

   The purpose of the proposed increase is to provide more shares for general corporate purposes, including stock dividends and splits, raising additional capital, stock issuances under stockholder and employee stock plans, and possible future acquisitions. The Board of Directors believes that an increase in the total number of shares of authorized common stock will help the Company to meet its future needs, and give it greater flexibility in responding quickly to advantageous business opportunities. There are no present plans, understandings, or agreements for issuing a material number of additional shares of common stock from the currently authorized shares of common stock or the additional shares of stock proposed to be authorized under the Amendment. However, the Company regularly explores opportunities for acquisitions of financial institutions and related businesses, including acquisitions made by an exchange of shares of the Company common stock. Generally, management does not make a public announcement about an acquisition opportunity until a definitive agreement has been signed.

   The Company's issuance of shares of common stock, including the additional shares that will be authorized if the proposed Amendment is adopted, may dilute the equity ownership position of current holders of common stock and may be made without stockholder approval, unless otherwise required by applicable laws or stock exchange regulations. Under existing New York Stock Exchange regulations, except as stated below, approval of a majority of the holders of common stock would be required for any transaction or series of related transactions that would result in the original issuance of additional shares (or securities convertible into shares of common stock) (i) if the shares of common stock to be issued will have 20% or more of the voting power outstanding before the issuance; (ii) if the number of shares of common stock to be issued is 20% or more of the number of shares outstanding before the issuance; (iii) if the issuance of shares will result in a change in control of the Company; (iv) if the Company adopts a stock option or purchase plan or other arrangement pursuant to which officers or directors may acquire stock; or (v) if the number of shares of common stock to be issued to a director, officer, or substantial security holder of the Company (a "related party"), or to any subsidiary, affiliate, or closely-related person of a related party, or to any company or entity in which a related party has a direct or indirect substantial interest is greater than one percent (five percent if shares are being sold to a substantial security holder of the Company for cash at a price at least as great as both the book and market values of the Company's common stock) of either the voting power or the number of shares of common stock outstanding before the issuance. This stockholder approval requirement does not apply to any public offering for cash, to any bona fide private financing involving a sale of common stock for cash at a purchase price or conversion or exercise price at least as great as both the book and market value of the Company's common stock, or to any issuance of shares, or securities convertible into shares of common stock pursuant to stock option or purchase plans or other arrangements meeting certain New York Stock Exchange criteria.

   The additional authorized but unissued shares of the Company's common stock that will become available if the Amendment is approved could be used (alone or with the Company's Rights Plan described below) to make a change in control of the Company more difficult and expensive. Under certain circumstances, such shares could be used to create impediments to or frustrate persons seeking to cause a takeover or to gain control of the Company. Such shares could be sold to purchasers who might side with the Board of Directors in opposing a takeover bid that the Board determines not to be in the best interests of its stockholders. The Amendment might also have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of the Company's common stock, to acquire control of the Company in order to consummate a merger, sale of all or part of the Company's assets, or a similar transaction, since the issuance of new shares could be used to dilute that person's or entity's stock ownership.

   The Company also has in effect a plan (the "Rights Plan") that gives each holder of the Company's common stock one preferred share purchase right (a "Right"). This Right entitles the recipient, upon exercise, to purchase one one-thousandth of a share of the Company's Series C Junior Participating Preferred Stock ("Junior Preferred Stock"), subject to adjustment, at a price of $160 per one one-thousandth share. The terms of the Rights are triggered upon the acquisition of or an offer by a person or group to acquire 15% or more of the Company's common stock. The Rights also entitle the holders (other than the person or group holding the triggering percentage) to certain favorable common stock purchase rights, among other rights, as well as the right to receive Junior Preferred Stock having "supervoting" rights and extraordinary rights to certain dividends and distributions upon liquidation. The Rights are designed to protect the interests of the Company and its stockholders against coercive takeover tactics by encouraging potential acquirors to negotiate with the Board of Directors acting on behalf of all stockholders. The Rights Plan may have the effect of deterring potential acquirors. The additional shares authorized by the Amendment, when considered with the Rights Plan, also may deter takeover proposals. A potential acquiror might ultimately decide not to pursue an acquisition of the Company if the acquiror's ownership of common stock could be diluted by the issuance of additional common shares authorized by the Amendment and shares of Junior Preferred Stock under the Rights.

Recommendation; Vote Required

   The Board of Directors believes that approval of the Amendment is in the best interests of the stockholders of the Company. Approval requires a vote in favor of the Amendment by the holders of a majority of the Company's outstanding shares of common stock.

   The Board of Directors recommends that stockholders vote FOR Item 2, the proposal to amend the Company's Restated Certificate to increase the authorized shares of common stock.

                  ITEM 3--APPOINTMENT OF INDEPENDENT AUDITORS

   Stockholders will also vote at the annual meeting to ratify the appointment by the Board of Directors of KPMG LLP ("KPMG"), certified public accountants, as independent auditors of the Company and its subsidiaries for the year ending December 31, 2001. KPMG or its predecessors have examined the financial statements of the Company each year since 1931.

   The Company incurred the following fees for audit and non-audit services performed by KPMG with respect to 2000.

                                    Financial
                               Information Systems
                                   Design and
                                 Implementation                                     All Other
Audit Fees(1)                        Fees(2)                                         Fees(3)
-------------                  -------------------                                  ---------
$4,154,510                          $852,966                                       $36,672,025

(1) For the audit of the Company's financial statements for the year 2000 and for the review of the Company's financial statements included in the Company's Forms 10-Q filed during 2000.

(2) For information technology services relating to financial information systems design and implementation.

(3) For other services during 2000 not described above consisting of $4,970,092 for non-audit assurance services, including approximately $539,000 related to the audits of collective and common trust funds paid by the funds; $6,989,877 for tax matters, including approximately $5.8 million related to the preparation of trust and estate tax returns paid by the trusts or estates; and $24,712,056 for non-financial systems consulting services.

   Representatives of KPMG are expected to be present at the annual meeting to answer appropriate questions and to make a statement if they wish.

   The Board of Directors recommends that stockholders vote FOR the proposal to ratify the appointment of auditors, which proposal is identified as Item 3 on the enclosed proxy card.

Audit and Examination Committee Report

   The Audit and Examination Committee of the Board of Directors submits the following report on the performance of certain of its responsibilities for the year 2000. The eight members of the Committee are named below and are "independent" directors as defined by rules of the New York Stock Exchange. The purposes and responsibilities of the Committee are elaborated in the Committee Charter, which was adopted by the Board of Directors in its present form on February 22, 2000, and is included in this proxy statement as Exhibit A.

   Management of the Company has primary responsibility for the financial statements and the overall reporting process, including the Company's system of internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States. This audit serves as a basis for the auditors' opinion in the annual report to stockholders addressing whether the financial statements fairly present the Company's financial position, results of operations and cash flows. The Audit and Examination Committee's responsibility is to monitor and oversee these processes.

   In reviewing the independence of the Company's outside auditors, the Committee has received from KPMG the written disclosures and letter regarding relationships between KPMG and its related entities and the Company and its related entities and has discussed with KPMG its independence from the Company, as required by Independence Standards Board Standard No. 1. As part of this review, the Committee considered whether the non-audit services provided by KPMG to the Company during 2000 were compatible with maintaining KPMG's independence.

   In fulfilling its responsibilities relating to the Company's internal control, accounting and financial reporting policies and auditing practices, the Committee has reviewed and discussed with management and KPMG the Company's audited financial statements for 2000. In this connection, the Committee has discussed with KPMG its judgments about the quality, in addition to the acceptability, of the Company's accounting principles as applied in its financial reporting, as required by Statement on Auditing Standards No. 61. Based on these reviews and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

Members of the Audit and Examination Committee:

Philip J. Quigley, Chair            Benjamin F. Montoya
J. A. Blanchard III                 Judith M. Runstad
Reatha Clark King                   Susan G. Swenson
Cynthia H. Milligan                 Chang-Lin Tien

          ITEM 4--STOCKHOLDER PROPOSAL RELATING TO CUMULATIVE VOTING

   Mr. Gerald R. Armstrong, 910 Fifteenth Street, No. 754, Denver, Colorado 80202-2924, who held 19,295 shares of common stock on November 13, 2000, intends to submit a resolution to stockholders for approval at the 2001 annual meeting. Mr. Armstrong's resolution and supporting statement are printed below.

Resolution

   That the shareholders of WELLS FARGO & COMPANY, assembled in person and by proxy in an annual meeting, now request the Board of Directors to take those steps necessary to provide for cumulative voting in the election of directors, which means that each shareholder shall be entitled to vote as many votes as shall equal the number of shares owned multiplied by the number of directors to be elected, and cast all of the accumulated votes for a single nominee, or for two or more nominees as the shareholder may see fit.

Statement

   In last year's meeting, 385,950,548 shares were voted FOR this proposal--a significant increase over the past year--which shows growing awareness for the benefits of cumulative voting.

   Within the merger of Wells Fargo and Norwest, there are two groups of shareholders-- each owning nearly half of the shares.

   If one group were to garner a simple majority of the shares being voted, it could elect all directors and leave the remaining shareholders without representation on the Board.

   The National Bank Act and laws of Minnesota and California require cumulative voting for shareholders; however, holding companies like Wells Fargo escape it by incorporating in Delaware.

   Many acquisitions made by Wells Fargo, and its predecessors, had cumulative voting. These included United Banks of Colorado, Goldenbanks of Colorado, Cal Rep Bancorp, North County Bancorp, and others. It is the proponent's opinion that shareholders of these entities were not compensated for the loss of these voting rights.

   Ottawa Financial Corp. chose to merge with Fifth Third Bancorp, a major bank holding company. One of its reasons: "the fairness of voting rights (cumulative voting) for Ottawa's shareowners."

   Cumulative voting rights of WestAmerica Bancorporation, a most successful bank holding company in northern California, were one of its selling points for using its shares to make acquisitions.

   A California law requires that all state pension holdings and state college funds invested in voting shares, must be voted in favor of cumulative voting proposals which indicates increasing recognition of the importance of this democratic means for electing directors.

   In view of the large number of shares being allocated to management and employees, it is essential that voting rights be proportionate.

   Many successful corporations have cumulative voting. For example, Pennzoil which defeated Texaco in litigation. Ingersoll-Rand has cumulative voting and was recognized by FORTUNE magazine as second in its industry as "America's Most Admired Corporations" and the WALL STREET TRANSCRIPT noted "on almost any criteria . . . Ingersoll-Rand excels." It has usually increased its dividend greater than Wells Fargo.

   Lockheed-Martin and VWR Corporation have provisions that if any entity acquires 40% of their shares, cumulative voting applies for all shareholders. American Premier adopted cumulative voting in 1995.

   IF YOU AGREE WITH THIS PROPOSAL, PLEASE MARK YOUR PROXY "FOR." Unmarked proxies are automatically voted "against."

Position of the Board of Directors

   The Board of Directors recommends that stockholders vote AGAINST this proposal, which is identified as Item 4 on the enclosed proxy card, for the following reasons:

   Under the Company's Restated Certificate of Incorporation and By-Laws, each stockholder may cast one vote per share owned in favor of, or may withhold his or her votes from, each director-nominee at the annual meeting. A director is elected by receiving the votes of a plurality of the shares represented at the meeting. Under the cumulative voting proposal advocated by Mr. Armstrong, each stockholder would be entitled to a number of votes equal to the number of shares owned by the stockholder multiplied by the number of director-nominees. These votes could be divided among the nominees for director or they could all be cast for a single nominee.

   Mr. Armstrong presented similar cumulative voting proposals at the 1997 and 1998 annual meetings of Norwest Corporation, and at the 1999 and 2000 annual meetings of the Company. His proposals have been rejected each time by the Company's stockholders.

   Cumulative voting operates to permit a small faction of the stockholders to elect a director or directors to the board to represent the faction's point of view. Cumulative voting will facilitate the election of "special interest" directors to the Company's Board of Directors. The Board of Directors believes that a board composed of factions focused on the special interests of one or more groups will function less effectively than a board whose members are elected by and consider themselves representatives of all stockholders. The perspective of every director should be the interest of all stockholders.

   Today, only the states of Arizona, Kentucky, Nebraska, North Dakota, South Dakota, and West Virginia require cumulative voting for directors in all cases. Every other state of the United States either does not require, or has amended its corporate laws to permit corporations to eliminate cumulative voting in the election of directors. California considered the issue in 1989 and amended its corporate laws to permit corporations whose shares are listed on the New York Stock Exchange and certain other national stock exchanges to repeal cumulative voting for directors.

   The Company has had non-cumulative voting for directors since it was founded in 1929. The Board of Directors believes that the Company's existing method of voting for directors has served the Company and its stockholders well in the past, and will continue to do so in the future. Accordingly, the Board of Directors recommends that stockholders vote AGAINST this proposal.


                            ADDITIONAL INFORMATION

Advance Notice Procedures

   Under the Company's By-laws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered advance notice to the Company. Such notice must contain certain information specified in the By-laws and be delivered to the President and Chief Executive Officer of the Company at 420 Montgomery Street, San Francisco, California 94104, not less than 90 or more than 120 days prior to the first anniversary of the preceding year's annual meeting. These requirements are separate from and in addition to the SEC's requirements that a stockholder must meet in order to have a stockholder proposal included in the Company's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

Stockholder Proposals for the 2002 Annual Meeting

   Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Company's annual meeting of stockholders in 2002 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by the Company's President and Chief Executive Officer at 420 Montgomery Street, San Francisco, California 94104, no later than November 21, 2001.

                                                                      EXHIBIT A

                             WELLS FARGO & COMPANY
                    AUDIT AND EXAMINATION COMMITTEE CHARTER

PURPOSE:

   The primary purpose of the Committee is to assist the Board of Directors in fulfilling its responsibilities to oversee management activities related to internal control, accounting and financial reporting policies, and auditing practices; to review the independence of the outside auditors and the objectivity of internal auditors; to review the adequacy and reliability of disclosures to stockholders; to perform the audit committee functions specified by 12 C.F.R. Part 363 for depository institution subsidiaries of the Company; and to perform the functions of a fiduciary audit committee required by 12 C.F.R. (S) 9.9 for national bank subsidiaries of the Company that have fiduciary powers.

MEMBERSHIP:

   The Committee is comprised of a minimum of three members and meets regularly at least three times per year. Special meetings are called as advisable. Committee members are appointed by the Board and shall meet the independence and experience requirements of the New York Stock Exchange and the FDIC.

RESPONSIBILITIES:

   The Committee provides a vehicle for communication between the directors and the outside auditors, the internal auditors and financial management, and establishes a forum for an open exchange of views and information. The Committee will meet at least annually with the Chief Financial Officer, the Chief Auditor, and the outside auditors in separate executive sessions. The outside auditors are ultimately accountable to the Board and the Committee. The Committee is responsible for reporting its activities to the Board.

   The Committee recognizes that management, the internal auditors, and the outside auditors have more time, knowledge, and detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements, internal controls, or any professional certification as to the outside auditors' work.

   In discharging its oversight responsibilities, the Committee is authorized to retain legal, accounting, or other consultants at its discretion and at the Company's expense without prior permission of the Board of Directors or management.

   The Committee shall review and reassess the adequacy of the Charter annually. The Committee may recommend amendments to this Charter at any time and submit amendments for approval to the Board.

   In carrying out its oversight function, the Committee is responsible for conducting the following recurring activities:

  . Selection, evaluation, and where appropriate, replacement of the outside auditors, subject to approval of the Board and ratification by the stockholders; and review the appointment and replacement of the Chief Auditor.

  . Review periodic reports from the outside auditors regarding their non-audit activities and related fees, and any other disclosures required by Independence Standards Board Standard No. 1, as modified or supplemented. Discuss with the outside auditors any disclosed relationships or services that may impact their objectivity and independence and recommend that the Board take appropriate action to satisfy itself of the independence of the outside auditors in response to the auditors' reports.

  . Review the adequacy of the resources of the outside auditors and the internal auditors and the appropriateness of their access within the Company in light of the scope of their work.

  . Review and discuss the annual audited financial statements with management and the outside auditors. Discuss with the outside auditors their judgments about the quality, not just the acceptability, of the Company's accounting principles as applied to its financial reporting as required by SAS 61, as modified or supplemented. Review with management and the outside auditors the basis for their reports issued under 12 C.F.R. (S) 363.2(b).

  . Recommend to the Board whether to include the audited financial statements in the Company's Form 10-K.

  . Instruct the outside auditors to apprise the Committee Chair, at a minimum, of any issues deemed significant by the outside auditors and related to the Company's quarterly financial results prior to the filing of the Company's Form 10-Q.

  .  Review significant changes in the Company's policies related to:

    -  Risk management;

    -  Internal control;

    -  Accounting and financial reporting;

    -  Ethical behavior of employees.

  . Review internal reports to remain apprised of material financial exposures and management actions to address issues related to:

    - Internal audit activities and the internal auditors' evaluation of internal control;

    - Exposures, uninsured risks, insurance and bonding losses, and insurance coverage and premiums;

    - Compliance with Company policies, including the Code of Ethics and Business Conduct, and with federal and state laws;

    - Legal actions brought against the Company and any liabilities and contingencies which would jeopardize its financial condition.

  . Determine that appropriate actions have been taken to resolve matters reported to the Committee that in the Committee's judgment could materially jeopardize the Company's financial condition, such as unacceptable control conditions, deviations from policy, high uninsured risks, non-compliance with federal and state laws, and legal actions.

  . Act as a fiduciary audit committee in accordance with 12 C.F.R. (S) 9.9 on behalf of the national bank subsidiaries of the Company that have fiduciary powers.

  . Include in the Company's annual proxy statement the Committee report required by the rules of the Securities and Exchange Commission.

                               ****************

MSC54228-01

                                                           ---------------------
                                                           COMPANY #
                                                           CONTROL #
                                                           ---------------------
  WELLS FARGO & COMPANY
  420 Montgomery Street, San Francisco, California 94104
--------------------------------------------------------------------------------

   This proxy is solicited by the Board of Directors of Wells Fargo & Company
    (the "Company") for use at the Annual Meeting of Stockholders on Tuesday,
      April 24, 2001 at 1:00 p.m., Pacific daylight time, at 420 Montgomery
                    Street, San Francisco, California 94104.

By signing this proxy, the undersigned hereby revokes all prior proxies, and appoints Patricia R. Callahan, Ely L. Licht, and Stanley S. Stroup, and each of them, with full power of substitution, as proxies to vote all shares of the Company's common stock held of record by the undersigned at the close of business on March 6, 2001, which the undersigned would be entitled to vote if personally present at the Annual Meeting or at any adjournments or postponements thereof, as specified on this proxy card.

     VOTE BY TELEPHONE OR INTERNET--SEE THE REVERSE SIDE OF THIS PROXY CARD


--------------------------------------------------------------------------------

        The Board of Directors recommends a vote "FOR" Items 1, 2, and 3.

Item 1. Election of directors:

  01  Leslie S. Biller       06  Susan E. Engel          11  Cynthia H. Milligan
  02  J.A. Blanchard III     07  Robert L. Joss          12  Benjamin F. Montoya
  03  Michael R. Bowlin      08  Reatha Clark King       13  Philip J. Quigley
  04  David A. Christensen   09  Richard M. Kovacevich   14  Donald B. Rice
  05  Spencer F. Eccles      10  Richard D. McCormick    15  Judith M. Runstad

                                                         [_]  Vote FOR all
  16  Susan G. Swenson                                        nominees
  17  Chang-Lin Tien                                          (except as marked)
  18  Michael W. Wright                                  [_]  Vote WITHHELD
                                                              from all nominees

                                               ---------------------------------
(Instructions: To withhold authority to
 vote for any indicated nominee, write
  the number(s) of the nominee(s) in
    the box provided to the right.)
                                               ---------------------------------


Item 2.  Amend the Restated Certificate        [_] For  [_] Against  [_] Abstain
         of Incorporation to increase
         the authorized shares of common
         stock from 4,000,000,000 to
         6,000,000,000.


                    ||                                    ||
                    \/ Please fold here - Do not separate \/
--------------------------------------------------------------------------------

Item 3. Ratify appointment of KPMG LLP         [_] For  [_] Against  [_] Abstain
        as independent auditors for the
        year 2001.


           The Board of Directors recommends a vote "AGAINST" Item 4.

Item 4. Stockholder proposal relating to       [_] For  [_] Against  [_] Abstain
        cumulative voting.

Item 5. In the proxies' discretion, to vote on any other matter properly before the annual meeting, or any adjournment or postponement thereof.

IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, AND 3, AGAINST
ITEM 4, AND IN THE MANNER SET FORTH IN ITEM 5 ABOVE.

This proxy will be valid until the first of the following two dates to occur: the date that is one year from the date shown below and the date the Annual Meeting is completed.

              PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

Address change?  Mark Box [_]
Indicate changes below:                Dated _____________________________, 2001
                                              Please sign exactly as name
                                                 appears on proxy card
                                       -----------------------------------------


                                       -----------------------------------------
                                       Signature(s) in Box
                                       If held in joint tenancy, all persons
                                       must sign. Trustees, administrators,
                                       etc., should include title and
                                       authority. Corporations should provide
                                       full name of corporation and title of
                                       authorized officer signing the proxy.

--------------------------------------------------------------------------------

                              WELLS FARGO & COMPANY
                              420 MONTGOMERY STREET
                        SAN FRANCISCO, CALIFORINIA 94104

                       2001 ANNUAL MEETING OF STOCKHOLDERS
                             TUESDAY, APRIL 24, 2001
                        1:00 p.m., Pacific daylight time


                                     (LOGO)















                    ||                                    ||
                    \/ Please fold here - Do not separate \/
--------------------                                        --------------------

                          VOTE BY TELEPHONE OR INTERNET

                  You may vote by telephone or Internet at your
                     convenience 7 days/week, 24 hours/day.

Your telephone or Internet vote authorizes Patricia R. Callahan, Ely L. Licht, and Stanley S. Stroup, and each of them, with full power of substitution, as proxies, to vote your shares in the same manner as if you had marked, signed, and returned the proxy card.


                  The deadline for telephone or Internet voting
                        is noon (CDT) on April 23, 2001.

TO VOTE BY TELEPHONE:    1.   CALL TOLL FREE ON A TOUCH TONE TELEPHONE:
--------------------          1-800-240-6326.

                         2. When prompted, enter the 3-digit Company Number and 7-digit Control Number which are located in the box on the upper right hand corner on the reverse side of this proxy card.

                         3.   Follow the simple instructions when prompted.

TO VOTE BY INTERNET:     1.   GO TO THE WEB SITE ADDRESS:
-------------------           http://www.eproxy.com/wfc/

                         2. When prompted, enter the 3-digit Company Number and 7-digit Control Number which are located in the box on the upper right hand corner on the reverse side of this proxy card.

                         3.   Follow the simple instructions when prompted.

                   IF YOU HAVE VOTED BY TELEPHONE OR INTERNET,
                    PLEASE DO NOT MAIL BACK YOUR PROXY CARD.

                                                           ---------------------
                                                           COMPANY #
                                                           CONTROL #
                                                           ---------------------
  WELLS FARGO & COMPANY
  420 Montgomery Street, San Francisco, California 94104
--------------------------------------------------------------------------------

 This instruction and proxy card is solicited by the Board of Directors of Wells
  Fargo & Company (the "Company") for use at the Annual Meeting of Stockholders on Tuesday, April 24, 2001 at 1:00 p.m., Pacific daylight time, from persons who participate in either (1) the Wells Fargo & Company 401(k) Plan (the "401(k) Plan"), or (2) the Wells Fargo & Company Stock Purchase Plan (the
"Stock Purchase Plan"), or (3) both the 401(k) Plan and the Stock Purchase Plan.

By signing this instruction and proxy card: (a) if the undersigned participates in the 401(k) Plan, the undersigned revokes any prior instructions, and hereby instructs Wells Fargo Bank Minnesota, N.A., as Trustee, to exercise the voting rights relating to any shares of the Company's common stock allocable to his or her 401(k) Plan account as of March 6, 2001, at the Annual Meeting or any adjournments or postponements thereof as specified on this instruction and proxy card, and (b) if the undersigned participates in the Stock Purchase Plan, the undersigned revokes any prior proxies and appoints Patricia R. Callahan, Ely L. Licht, and Stanley S. Stroup, and each of them, as proxies, with full power of substitution to vote all shares of the Company's common stock held for his or her Stock Purchase Plan account as of March 6, 2001 at the Annual Meeting or any adjournments or postponements thereof as specified on this instruction and proxy card.

This instruction and proxy card must be returned to Wells Fargo Bank Minnesota, N.A., by April 19, 2001. For the 401(k) Plan participants, the Trustee will tabulate the votes from all participants received by the deadline and will determine the ratio of votes for and against each item. The Trustee will then vote all shares held in the 401(k) Plan according to these ratios.

                 VOTE BY TELEPHONE OR INTERNET--SEE THE REVERSE
                    SIDE OF THIS INSTRUCTION AND PROXY CARD.


--------------------------------------------------------------------------------
        The Board of Directors recommends a vote "FOR" Items 1, 2, and 3.

Item 1. Election of directors:

  01  Leslie S. Biller       06  Susan E. Engel          11  Cynthia H. Milligan
  02  J.A. Blanchard III     07  Robert L. Joss          12  Benjamin F. Montoya
  03  Michael R. Bowlin      08  Reatha Clark King       13  Philip J. Quigley
  04  David A. Christensen   09  Richard M. Kovacevich   14  Donald B. Rice
  05  Spencer F. Eccles      10  Richard D. McCormick    15  Judith M. Runstad

                                                         [_]  Vote FOR all
  16  Susan G. Swenson                                        nominees
  17  Chang-Lin Tien                                          (except as marked)
  18  Michael W. Wright                                  [_]  Vote WITHHELD
                                                              from all nominees

                                               ---------------------------------
(Instructions: To withhold authority to
 vote for any indicated nominee, write
  the number(s) of the nominee(s) in
   the box provided to the right.)
                                               ---------------------------------


Item 2.  Amend the Restated Certificate        [_] For  [_] Against  [_] Abstain
         of Incorporation to increase
         the authorized shares of common
         stock from 4,000,000,000 to
         6,000,000,000.


                    ||                                    ||
                    \/ Please fold here - Do not separate \/
--------------------------------------------------------------------------------

Item 3. Ratify appointment of KPMG LLP         [_] For  [_] Against  [_] Abstain
        as independent auditors for the
        year 2001.


           The Board of Directors recommends a vote "AGAINST" Item 4.

Item 4. Stockholder proposal relating to       [_] For  [_] Against  [_] Abstain
        cumulative voting.

Item 5. In the proxies' discretion, to vote on any other matter properly before the annual meeting, or any adjournment or postponement thereof.

IF THIS INSTRUCTION AND PROXY CARD IS PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, AND 3, AGAINST ITEM 4, AND IN THE MANNER SET FORTH IN ITEM 5 ABOVE.

This instruction and proxy card will be valid until the first of the following two dates to occur: the date that is one year from the date shown below and the date the Annual Meeting is completed.

         PLEASE SIGN, DATE, AND RETURN THIS INSTRUCTION AND PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

Address change?  Mark Box [_]
Indicate changes below:                Dated _____________________________, 2001
                                              Please sign exactly as name
                                                 appears on this card
                                       -----------------------------------------


                                       -----------------------------------------
                                       Signature(s) in Box
                                       If held in joint tenancy, all persons
                                       must sign. Trustees, administrators,
                                       etc., should include title and
                                       authority. Corporations should provide
                                       full name of corporation and title of
                                       authorized officer signing this card.

--------------------------------------------------------------------------------

                              WELLS FARGO & COMPANY
                              420 MONTGOMERY STREET
                        SAN FRANCISCO, CALIFORINIA 94104

                       2001 ANNUAL MEETING OF STOCKHOLDERS
                             TUESDAY, APRIL 24, 2001
                        1:00 p.m., Pacific daylight time


                                     (LOGO)














                    ||                                    ||
                    \/ Please fold here - Do not separate \/
--------------------                                        --------------------

                          VOTE BY TELEPHONE OR INTERNET

                  You may vote by telephone or Internet at your
                      convenience 7days/week, 24 hours/day.

Your telephone or Internet vote authorizes, as applicable, the 401(k) Plan Trustee, and/or Patricia R. Callahan, Ely L. Licht, and Stanley S. Stroup, and each of them, with full power of substitution, as proxies to vote your shares in the same manner as if you had marked, signed and returned your instruction and proxy card.

                  The deadline for telephone or Internet voting
                        is noon (CDT) on April 19, 2001.

TO VOTE BY TELEPHONE:    1.   CALL TOLL FREE ON A TOUCH TONE TELEPHONE:
--------------------          1-800-240-6326.

                         2. When prompted, enter the 3-digit Company Number and 7-digit Control Number which are located in the box on the upper right hand corner on the reverse side of this instruction and proxy card.

                         3.   Follow the simple instructions when prompted.

TO VOTE BY INTERNET:     1.   GO TO THE WEB SITE ADDRESS:
-------------------           http://www.eproxy.com/wfc/

                         2. When prompted, enter the 3-digit Company Number and 7-digit Control Number which are located in the box on the upper right hand corner on the reverse side of this instruction and proxy card.

                         3.   Follow the simple instructions when prompted.

                   IF YOU HAVE VOTED BY TELEPHONE OR INTERNET,
            PLEASE DO NOT MAIL BACK YOUR INSTRUCTION AND PROXY CARD.

  WELLS FARGO & COMPANY
  420 Montgomery Street, San Francisco, California 94104
--------------------------------------------------------------------------------

  This instruction card is solicited by the Board of Directors of Wells Fargo &
    Company (the "Company") for use at the Annual Meeting of Stockholders on Tuesday, April 24, 2001 at 1:00 p.m., Pacific daylight time, from persons who participate in the Wells Fargo Financial Thrift and Profit Sharing Plan
                     (the "Thrift and Profit Sharing Plan").

By signing this instruction card, the undersigned revokes any prior instructions, and hereby instructs The Chase Manhattan Bank, as Trustee, to exercise the voting rights relating to any shares of the Company's common stock allocable to his or her Thrift and Profit Sharing Plan account as of March 6, 2001, at the Annual Meeting or any adjournments or postponements thereof as specified on the instruction card.

This instruction and proxy card must be returned to Wells Fargo Bank Minnesota, N.A., as tabulation agent (the "Agent") for The Chase Manhattan Bank, by April 19, 2001. The Agent will tabulate the votes from all participants received by the deadline and the Trustee will determine the ratio of votes for and against each item. The Trustee will then vote all shares held in the Thrift and Profit Sharing Plan according to these ratios.



--------------------------------------------------------------------------------

        The Board of Directors recommends a vote "FOR" Items 1, 2, and 3.

Item 1. Election of directors:

  01  Leslie S. Biller       06  Susan E. Engel          11  Cynthia H. Milligan
  02  J.A. Blanchard III     07  Robert L. Joss          12  Benjamin F. Montoya
  03  Michael R. Bowlin      08  Reatha Clark King       13  Philip J. Quigley
  04  David A. Christensen   09  Richard M. Kovacevich   14  Donald B. Rice
  05  Spencer F. Eccles      10  Richard D. McCormick    15  Judith M. Runstad

                                                        [_]  Vote FOR all
  16  Susan G. Swenson                                       nominees
  17  Chang-Lin Tien                                         (except as marked)
  18  Michael W. Wright                                 [_]  Vote WITHHELD
                                                             from all nominees

                                               ---------------------------------
(Instructions: To withhold authority to
 vote for any indicated nominee, write
  the number(s) of the nominee(s) in
   the box provided to the right.)
                                               ---------------------------------


Item 2.  Amend the Restated Certificate        [_] For  [_] Against  [_] Abstain
         of Incorporation to increase
         the authorized shares of common
         stock from 4,000,000,000 to
         6,000,000,000.


                    ||                                    ||
                    \/ Please fold here - Do not separate \/
--------------------------------------------------------------------------------

Item 3. Ratify appointment of KPMG LLP         [_] For  [_] Against  [_] Abstain
        as independent auditors for the
        year 2001.


           The Board of Directors recommends a vote "AGAINST" Item 4.

Item 4. Stockholder proposal relating to       [_] For  [_] Against  [_] Abstain
        cumulative voting.

Item 5. In the proxies' discretion, to vote on any other matter properly before the annual meeting, or any adjournment or postponement thereof.

IF THIS INSTRUCTION CARD IS PROPERLY EXECUTED, THIS INSTRUCTION CARD WILL BE VOTED AS DIRECTED ABOVE. IF NO DIRECTION IS INDICATED, THIS INSTRUCTION CARD WILL BE VOTED FOR ITEMS 1, 2, AND 3, AGAINST ITEM 4, AND IN THE MANNER SET FORTH IN ITEM 5 ABOVE.

This instruction card will be valid until the first of the following two dates to occur: the date that is one year from the date shown below and the date the Annual Meeting is completed.

              PLEASE SIGN, DATE, AND RETURN THIS INSTRUCTION CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.

Address change?  Mark Box [_]
Indicate changes below:                Dated _____________________________, 2001
                                              Please sign exactly as name
                                                 appears on this card
                                       -----------------------------------------


                                       -----------------------------------------
                                       Signature(s) in Box
                                       If held in joint tenancy, all persons
                                       must sign. Trustees, administrators,
                                       etc., should include title and
                                       authority. Corporations should provide
                                       full name of corporation and title of
                                       authorized officer signing this card.

--------------------------------------------------------------------------------

                              WELLS FARGO & COMPANY
                              420 MONTGOMERY STREET
                        SAN FRANCISCO, CALIFORINIA 94104

                       2001 ANNUAL MEETING OF STOCKHOLDERS
                             TUESDAY, APRIL 24, 2001
                        1:00 p.m., Pacific daylight time


                                     (LOGO)